     As filed with the Securities and Exchange Commission on May 23, 2001
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                     Northrop Grumman Systems Corporation
                    (formerly Northrop Grumman Corporation)
               Northrop Grumman Corporation (formerly NNG, Inc.)
                            Litton Industries, Inc.
          (Exact names of registrants as specified in their charters)

                                                                                  95-1055798
                                                                                  95-4840775
            Delaware                              3812                            95-1775499
 (State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Identification Numbers)
 incorporation or organization)       Classification Code Number)

                                ---------------
                         Northrop Grumman Corporation
                            1840 Century Park East
                         Los Angeles, California 90067
                                (310) 553-6262
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                W. Burks Terry
                 Corporate Vice President and General Counsel
                         Northrop Grumman Corporation
                     Northrop Grumman Systems Corporation
                            Litton Industries, Inc.
                            1840 Century Park East
                         Los Angeles, California 90067
                                (310) 553-6262
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                  Copies To:
                            John D. Hussey, Esquire
                    Sheppard, Mullin, Richter & Hampton LLP
                       333 South Hope Street, 48th Floor
                         Los Angeles, California 90071
                                (213) 620-1780

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------
   The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
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

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                                             Proposed Maximum
 Title of each class of                     Proposed Maximum    Aggregate
    securities to be       Amount to be      Offering Price      Offering        Amount of
       registered           Registered        Per Unit(1)        Price(1)     Registration Fee
----------------------------------------------------------------------------------------------
7 1/8% Exchange Notes
 due 2011(2)...........   $  750,000,000          100%        $  750,000,000      $187,500
----------------------------------------------------------------------------------------------
7 3/4% Exchange
 Debentures due
 2031(3)...............   $  750,000,000          100%        $  750,000,000      $187,500
----------------------------------------------------------------------------------------------
Guarantees of Northrop
 Grumman Corporation and
 Litton Industries, Inc.
 with respect to the
 Exchange Notes and
 Exchange
 Debentures(4).........                 (5)
----------------------------------------------------------------------------------------------
TOTAL..................   $1,500,000,000          100%        $1,500,000,000      $375,000(6)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

(1) Based on the book value of the securities as of the latest practicable date pursuant to Rule 457(f)(2) under the Securities Act of 1933.

(2) The 7 1/8% Exchange Notes due 2011 being registered hereby are being offered by us in exchange for our 7 1/8% Notes due 2011.

(3) The 7 3/4% Exchange Debentures due 2031 being registered hereby are being offered by us in exchange for our 7 3/4% Debentures due 2031.

(4) The obligations of Northrop Grumman Systems Corporation under the Exchange Notes and Exchange Debentures registered hereunder will be fully and unconditionally guaranteed by Northrop Grumman Corporation and Litton Industries, Inc. as described in the registration statement.

(5) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the Exchange Notes and Exchange Debentures being registered.

(6) Pursuant to Rule 457(p) under the Securities Act, $375,000 of the filing fee paid with respect to Registration Statement #333-78251 initially filed by registrant Northrop Grumman Systems Corporation (formerly Northrop Grumman Corporation) on May 11, 1999 is offset against the currently due filing fee. No securities have been offered or sold pursuant to Registration Statement #333-78251.

                    SUBJECT TO COMPLETION, DATED      , 2001

PRELIMINARY PROSPECTUS

                      NORTHROP GRUMMAN SYSTEMS CORPORATION
                    (formerly Northrop Grumman Corporation)

                             OFFER TO EXCHANGE ITS

     7 1/8 EXCHANGE NOTES DUE 2011 FOR ITS OUTSTANDING 7 1/8 NOTES DUE 2011

 7 3/4% EXCHANGE DEBENTURES DUE 2031 FOR ITS OUTSTANDING 7 3/4% DEBENTURES DUE
                                      2031

 THE EXCHANGE NOTES AND EXCHANGE DEBENTURES TO BE UNCONDITIONALLY GUARANTEED BY

                          NORTHROP GRUMMAN CORPORATION
                              (formerly NNG, Inc.)
                                      and
                            LITTON INDUSTRIES, INC.

The Exchange Securities:

  . We hereby offer up to $750 million aggregate principal amount of our 7
    1/8 Exchange Notes due 2011 in exchange for an equal aggregate principal amount of our outstanding 7 1/8 Notes due 2011, and up to $750 million aggregate principal amount of our 7 3/4% Exchange Debentures due 2031 in exchange for an equal aggregate principal amount of our outstanding 7 3/4% Debentures due 2031.

  . The terms of the Exchange Notes and Exchange Debentures are substantially identical to the terms of the Outstanding Notes and Debentures for which they are to be exchanged, except that the Exchange Notes and Debentures will be free of restrictive legends and registration rights.

  . The Exchange Notes and Exchange Debentures are direct senior unsecured obligations and are equal in right of payment to any other existing and future senior unsecured obligations of Northrop Grumman Systems Corporation.

The Exchange Offer:

  . The exchange offer will expire at 5:00 p.m., New York City time on     ,
    2001 unless extended by us.

  . The exchange offer is subject to conditions, which we may waive.

  . You may withdraw your tender of Outstanding Notes or Debentures at any time before the expiration of the exchange offer.

  . All Outstanding Notes and Debentures that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of Exchange Notes and Exchange Debentures that are registered under the Securities Act of 1933.

  . We will not receive any cash proceeds from the exchange offer.

   The Outstanding Notes and Debentures listed above are referred to collectively in this prospectus as the Outstanding Securities. The Exchange Notes and Exchange Debentures we are offering in the exchange for the Outstanding Securities are referred to collectively in this prospectus as the Exchange Securities. The Exchange Securities and the Outstanding Securities are referred to collectively in this prospectus as the Securities.

                                ----------------

   Each broker-dealer that receives Exchange Securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Outstanding Securities where such Outstanding Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The issuers have agreed that, for a period of 180 days after the expiration date of the exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                ----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------

                   The date of this prospectus is     , 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY....................................................................   3

WHERE YOU CAN FIND MORE INFORMATION........................................   8

FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS...........................   9

NORTHROP GRUMMAN...........................................................  11

THE LITTON ACQUISITION.....................................................  13

NEW CREDIT FACILITIES......................................................  13

USE OF PROCEEDS............................................................  14

CAPITALIZATION.............................................................  14

RATIO OF EARNINGS TO FIXED CHARGES.........................................  15

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA............................  16

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA......................  18

THE EXCHANGE OFFER.........................................................  22

DESCRIPTION OF THE SECURITIES..............................................  29

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS...........................  43

PLAN OF DISTRIBUTION.......................................................  47

LEGAL MATTERS..............................................................  48

EXPERTS....................................................................  48

EXCHANGE AGENT.............................................................  48

                                    SUMMARY

   This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before exchanging the Outstanding Securities for the Exchange Securities. References to "Northrop Systems" refer to Northrop Grumman Systems Corporation, formerly Northrop Grumman Corporation; references to "Northrop Grumman" refer to Northrop Grumman Corporation, formerly NNG, Inc.; references to "Litton" refer to Litton Industries, Inc. Unless the context requires otherwise, references to "we," "us" or "our" refer collectively to Northrop Grumman and its subsidiaries.

                                 The Companies

Northrop Grumman

   We are a leading global aerospace and defense company providing products and services in defense and commercial electronics, systems integration, information technology and non-nuclear shipbuilding and systems. Northrop Grumman is a holding company formed in connection with the Litton acquisition. Northrop Systems is a wholly-owned subsidiary of Northrop Grumman. Litton is a 97% owned subsidiary of Northrop Grumman.

Northrop Systems

   Northrop Systems is a leading defense electronics, systems integration and information technology company with strong capabilities in military aircraft systems and modifications and marine systems. As a prime contractor, principal subcontractor, partner, or preferred supplier, Northrop Systems participates in many high-priority defense and commercial programs in the United States and abroad.

   Northrop Systems is aligned into three business sectors as follows:

   The Integrated Systems Sector (ISS) is a leader in design, development and production of airborne early warning, electronic warfare and surveillance and battlefield management systems. ISS is the prime contractor for the Joint STARS advanced airborne targeting and battle management system and the U.S. Air Force's B-2 Spirit stealth bomber. ISS has a principal role in producing the U.S. Navy's F/A-18 Hornet strike fighter, unmanned vehicles including The Global Hawk, and the EA-6B Prowler electronic countermeasures aircraft, and is upgrading the E-2C Hawkeye early warning aircraft.

   The Electronic Sensors and Systems Sector (ES/3/) designs and manufactures a wide variety of defense electronics and systems, airspace management systems, precision weapons, marine systems, logistics systems, space systems, and automation and information systems. Significant programs include fire control radars for the F-16 and F-22 fighter aircraft and the Longbow Apache helicopter, the AWACS airborne early warning radar, the Joint STARS air-to-ground surveillance radar sensor, the Longbow Hellfire missile and the BAT "brilliant" antiarmor submunition. ES3 also provides tactical military radars and country-wide air defense systems, plus airborne electronic countermeasures systems intended to jam enemy aircraft and weapons systems.

   Logicon, Inc. is a leader in advanced information technologies, systems and services. Logicon has extensive expertise in command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR). It is a key management support element for major weapons systems, such as the U.S. Navy's AEGIS class destroyer and also provides mission planning for the U.S. Navy, Air Force and Special Operations Command. Logicon provides base operations support for NASA's Kennedy Space Center, Cape Canaveral Air Station and Patrick Air Force Base, among others. In addition, Logicon provides information technology services to commercial customers and to the other Northrop Systems sectors.

Litton

   Litton designs, builds and overhauls non-nuclear surface ships and is a provider of defense and commercial electronics technology, components and materials for government and commercial customers world wide. In addition, Litton is a prime contractor to the U.S. Government for information technology services and provides specialized information technology services to commercial customers and governments in local and foreign jurisdictions.

   The principal executive offices of Northrop Grumman, Northrop Systems and Litton are located at 1840 Century Park East, Los Angeles, California 90067 and their telephone number is (310) 553-6262.

                             The Litton Acquisition

   On April 3, 2001, pursuant to the Offer to Purchase or Exchange all outstanding shares of the Common Stock and Preferred Stock of Litton made by Northrop Grumman, we purchased approximately 97.3% of the outstanding shares of common stock of Litton and approximately 58.6% of the preferred stock of Litton. The offer was made pursuant to an Amended and Restated Agreement and Plan of Merger dated as of January 23, 2001 among Northrop Systems, Litton, Northrop Grumman and LII Acquisition Corp. Pursuant to the plan of merger, a subsidiary of Northrop Grumman will be merged into Litton and the remaining holders of common shares of Litton will receive $80.00 in cash per common share. Subsequently, another newly-organized subsidiary of Northrop Grumman will be merged into Litton in a short-form merger and the remaining holders of preferred shares will receive $35.00 in cash per preferred share. The value of the Litton acquisition, when completed, is expected to be approximately $5.3 billion, which includes the assumption of Litton's approximately $1.4 billion in net debt. We refer to these transactions as the Litton acquisition.

                         Summary of the Exchange Offer

The Exchange Offer......  In the exchange offer, Northrop Systems will issue:

                          . up to $750 million aggregate principal amount of
                            7 1/8% Exchange Notes due 2011 in exchange for an equal aggregate principal amount of outstanding
                            7 1/8% Notes due 2011; and

                          . up to $750 million aggregate principal amount of
                            7 3/4% Exchange Debentures due 2031 in exchange for an equal aggregate principal amount of outstanding 7 3/4% Debentures due 2031;

                          which Exchange Notes and Exchange Debentures will be guaranteed by Northrop Grumman and Litton.

Resale..................  Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that, after issuance, the Exchange Securities may be offered for resale, resold and otherwise transferred by you (unless you are a broker-dealer as discussed below) without compliance with the registration and prospectus delivery provisions of the Securities Act. The Outstanding Securities, however, must have been acquired by you in the ordinary course of your business and you must have no arrangement or understanding with any person to participate in the distribution of the Exchange Securities.

                          Each broker-dealer that receives Exchange Securities issued in this exchange offer for its own account in exchange for Outstanding

                          Securities that were acquired as a result of market-making or other trading activity must follow the procedures set forth in the section of this prospectus called "Plan of Distribution."

                          The exchange offer is not being made to, nor will tenders be accepted from, holders of Outstanding Securities in any jurisdiction in which this exchange offer would not be in compliance with the securities laws of such jurisdiction.

Expiration Date.........  5:00 p.m., New York City time,      , 2001,
                          unless the exchange offer is extended. Any extension, if made, will be publicly announced through a release to PR Newswire and as otherwise required by applicable law or regulations. We may extend the expiration date in our sole and absolute discretion.

Conditions to the
 Exchange Offer.........  The only conditions to the exchange offer are that it not violate applicable law, any
                          applicable interpretation of the staff of the SEC or any standing order or judgment. The exchange offer is not conditioned upon any minimum principal amount of Outstanding Securities being tendered.

Procedures for
 Tendering Outstanding
 Securities.............  If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile copy, in accordance with the instructions contained in this prospectus and the letter of transmittal, and mail or otherwise deliver the letter of transmittal together with the Outstanding Securities to be exchanged and any other required documentation to The Chase Manhattan Bank.

Special Procedures for
 Beneficial Owners......  If you are a beneficial owner whose Outstanding
                          Securities are registered in the name of a broker, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should contact your registered holder promptly and instruct the registered holder to tender on your behalf.

Guaranteed Delivery
 Procedures for
 Outstanding
 Securities.............  If you wish to tender your Outstanding Securities and they are not immediately available or you cannot otherwise deliver your Outstanding Securities and the required documentation to the applicable exchange agent prior to the expiration date, you may tender your Outstanding Securities under a guaranteed delivery procedure. Under this procedure, you must deliver to the exchange agent a letter stating that a tender is being made and guaranteeing that all the required documentation will be delivered to the exchange agent within three New York Stock Exchange trading days, and then you must deliver your Outstanding Securities and all other required documentation within that time period.

Acceptance of
 Outstanding Securities
 and Delivery of
 Exchange Securities....  Subject to certain qualifications, we will accept for exchange any and all Outstanding Securities which are properly tendered in the exchange offer and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights.......  Subject to the conditions set forth in this prospectus, you may withdraw your tender of Outstanding Securities at any time prior to 5:00 p.m., New York City time on the expiration date.

Certain United States
 Federal Income Tax
 Considerations.........
                          The exchange of Outstanding Securities for Exchange Securities in the exchange offer does not constitute a taxable exchange for federal income tax purposes. Each Exchange Security will be treated as having been originally issued as of the date the Outstanding Security being exchanged was originally issued. However, you should consult your own tax advisor.

Paying and Exchange
 Agent..................  The Chase Manhattan Bank, the trustee under the
                          Indenture, is serving as exchange agent and paying agent with respect to the 7 1/8% Notes due 2011 and the 7 3/4% Debentures due 2031.

                            The Exchange Securities

   The form and terms of each series of Exchange Securities will be the same as the form and terms of the series of Outstanding Securities for which they are exchanged, except that the Exchange Securities will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The Exchange Securities will evidence the same debt as the Outstanding Securities for which they are exchanged, and the Exchange Securities will be entitled to the benefits of the Indenture. Upon consummation of the exchange offer, any Outstanding Securities that are not exchanged for Exchange Securities will not be entitled to further registration rights under the registration rights agreement.

Maturity Dates:

7 1/8% Exchange Notes
 due 2011...............  February 15, 2011

7 3/4% Exchange
 Debentures due 2031....
                          February 15, 2031

Guarantees..............  Northrop Grumman and Litton will fully and unconditionally guarantee all the obligations of Northrop Systems under the Exchange Securities.

Interest................  Interest on the Exchange Securities will accrue from their date of issuance and will be paid on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Exchange Securities will be payable semi-annually on February 15 and August 15 of each year, commencing August 15, 2001. Holders of Outstanding Securities accepted for exchange will be deemed to have waived the right to receive any payments in respect of interest on the Outstanding Securities accrued from February 27, 2001 to the date of issuance of the Exchange Securities and will receive interest for that period pursuant to the Exchange Securities.

Optional Redemption.....  Northrop Systems may redeem all or part of the
                          Exchange Securities at any time at its option at a redemption price equal to the greater of (1) the principal amount of the Exchange Securities being redeemed plus accrued and unpaid interest to the redemption date or (2) the Make-Whole Amount for the series of Exchange Securities being redeemed.

Make-Whole Amount.......  "Make-Whole Amount" means the sum of the present values of the principal amount of the Exchange Securities to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the series of Exchange Securities being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the Exchange Securities being redeemed to the redemption date.

Ranking.................  The Exchange Securities will be Northrop Systems'
                          senior unsecured obligations and will rank pari passu with Northrop Systems' other existing and future senior unsecured debt. The guarantees will be senior unsecured obligations of Northrop Grumman and Litton and will rank equally in right of payment with any other existing and future senior unsecured debt of each guarantor.

Limitation on Liens and
 Restrictive
 Covenants..............  The Indenture provides that neither Northrop Systems nor its Restricted Subsidiaries will subject Northrop Systems' Principal Properties to any mortgage or other encumbrance securing indebtedness unless the debt securities issued under the Indenture, including the Exchange Securities, are secured equally with the other indebtedness. The Indenture also contains limitations on Northrop Systems' ability to enter into certain sale and leaseback arrangements and contains limitations on the issuance of indebtedness by Northrop Systems' Restricted Subsidiaries. These restrictive covenants are subject to exceptions described in the Indenture.

Use of Proceeds.........  We will not receive any cash proceeds from the issuance of the Exchange Securities offered hereby. In consideration for issuing the Exchange Securities in exchange for the Outstanding Securities, we will receive Outstanding Securities in like principal amount. The Outstanding Securities surrendered in exchange for the Exchange Securities will be retired and cancelled.

                          The proceeds from the placement of the Outstanding Securities were used by us to purchase Litton common and preferred shares in the Litton acquisition.

   For additional information regarding the Exchange Securities, see the "Description of the Securities" section of this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

   Northrop Systems, Northrop Grumman and Litton have filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such report, statement or other information at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain additional information about the public reference rooms by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. You may also read such reports, proxy statements and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

   We are "incorporating by reference" information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that is filed with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference Northrop Systems', Northrop Grumman's and Litton's future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete the offering of the Exchange Securities.

   The following documents filed with the SEC by Northrop Systems are hereby incorporated by reference:

  .   Annual Report on Form 10-K/A for the fiscal year ended December 31,
      2000; and

  .   Current Report on Form 8-K dated and filed April 17, 2001.

   The following documents filed with the SEC by Litton (SEC File Number 1-
3998) are hereby incorporated by reference:

  .   Annual Report on Form 10-K for the fiscal year ended July 31, 2000;

  . Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2000 and January 31, 2001; and

  .   Current Reports on Form 8-K filed January 30, 2001 and April 17, 2001.

   The following documents filed with the SEC by Northrop Grumman (SEC file Number 1-16411) are hereby incorporated by reference:

  .   Current Report on Form 8-K dated and filed April 17, 2001; and

  .   Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
      2001.

   You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number: John H. Mullan, Corporate Vice President and Secretary, 1840 Century Park East, Los Angeles, California 90067, telephone (310) 201-3081.

   We maintain an Internet site at http://www.northgrum.com. The information contained at our Internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

   Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

                FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS

   Some of the information included in this prospectus and in the documents incorporated by reference are forward-looking statements within the meaning of the securities laws. These statements concern our plans, expectations and objectives for future operations. These include statements and assumptions with respect to expected future revenues, margins, program performance, earnings and cash flows, acquisitions of new contracts, the outcome of competitions for new programs, the outcome of contingencies including litigation and environmental remediation, the effect of completed and planned acquisitions and divestitures of businesses or business assets, the anticipated costs of capital investments, and anticipated industry trends. Our actual results and trends may differ materially from the information, statements and assumptions as described, and actual results could be materially less than our planned results.

   Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include:

  . We depend on a limited number of customers. We are heavily dependent on government contracts many of which are only partially funded; the termination or failure to fund one or more significant contracts could have a negative impact on our operations. We are a supplier, either directly or as a subcontractor or team member, to the U.S. Government and its agencies as well as foreign governments and agencies. These contracts are subject to each customers' political and budgetary constraints, changes in short-range and long-range plans, the timing of contract awards, the congressional budget authorization and appropriation processes, the government's ability to terminate contracts for convenience or for default, as well as other risks such as contractor debarment in the event of certain violations of legal and regulatory requirements.

  . Many of our contracts are fixed price contracts. While firm, fixed price contracts allow us to benefit from cost savings, they also expose us to the risk of cost overruns. If our initial estimates used for calculating the contract price are incorrect, we can incur losses on those contracts. In addition, some of our contracts have provisions relating to cost controls and audit rights and if we fail to meet the terms specified in those contracts then we may not realize their full benefits. Our ability to manage costs on these contracts may effect our financial condition. Lower earnings caused by cost overruns and cost controls would have an adverse effect on our financial results.

  . We are subject to significant competition. Our markets include defense and commercial areas where we compete with companies of substantial size and resources. Our success or failure in winning new contracts or follow on orders for our existing or future products may cause material fluctuations in our future revenues and operating results.

  . Our operations may be subject to events that cause adverse effects on our ability to meet contract obligations within anticipated cost and time parameters. We may encounter internal problems and delays in delivery as a result of issues with respect to design, technology, licensing and patent rights, labor or materials and components that prevent us from achieving contract requirements. We may be affected by delivery or performance issues with key suppliers and subcontractors, as well as other factors inherent in our businesses which may cause operating results to be adversely affected. Changes in inventory requirements or other production cost increases may also have a negative impact on our operating results.

  . We must integrate our acquisitions successfully. Acquiring businesses is a significant challenge. If we do not execute our acquisition and integration plans for these businesses in accordance with our strategic timetable, our operating results may be adversely affected. We acquired several businesses in 2000 and we have acquired Litton. We believe our integration processes are well-suited to achieve the anticipated strategic and operating benefits of these acquisitions, but if we do not perform our plans as intended, or if we encounter unforeseen problems in the acquired businesses, or problems in those businesses develop subsequent to acquisition, our operating results may be adversely affected. Among the factors that may be involved would be unforeseen costs and expenses, previously undisclosed liabilities, diversion of management focus, and any effects of complying with government-imposed organizational conflicts of interest rules as a result of the acquisitions.

  . We rely on continuous innovation. We are dependent upon our ability to anticipate changing needs for defense products, military and civilian electronic systems and support, and information technology. Our success is dependent on designing new products which will respond to such requirements within customers' price limitations.

  . We face significant challenges in the international marketplace. Our international business is subject to changes in import and export policies, technology transfer restrictions, limitations imposed by United States law that are not applicable to our foreign competitors, and other legal, financial and governmental risks.

  . We assume that any divestiture of non-core businesses and assets will be completed successfully. Our performance may be affected by our inability to successfully dispose of assets and businesses that do not fit with or are no longer appropriate to our strategic plan. If any sales of such businesses or assets can only be made at a loss, our earnings will be negatively impacted.

  . We are subject to environmental and other liabilities. Our performance may be affected by known environmental risks, pending litigation and other loss contingencies, if not resolved within the parameters of our internal plans, and by unanticipated environmental or other liabilities.

  . Our pension income may fluctuate. Pension income, a non-cash item which is included in our earnings, is based on assumptions of market performance and actual performance may differ. If an event causes us to revalue our pension income during the calendar year, the portion of our earnings attributed to pension income could vary significantly.

  . Our indebtedness, incurred in connection with the Litton acquisition, is higher than our indebtedness at December 31, 2000. The increase in debt will increase demands on our cash resources.

   Additional information with respect to risks and uncertainties in our business is contained in our SEC filings, including, without limitation, Northrop Systems' Annual Report on Form 10-K/A for the year ended December 31, 2000 and Northrop Grumman's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

   Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents. We cannot undertake any obligation to update our forward-looking statements to reflect events, circumstances, changes in expectations or the occurrence of unanticipated events occurring after the date of those statements.

                                NORTHROP GRUMMAN

   We are a leading global aerospace and defense company providing products and services in defense and commercial electronics, systems integration, information technology and non-nuclear shipbuilding and systems. As a prime contractor, principal subcontractor, partner, or preferred supplier, we participate in many high-priority defense and commercial technology programs in the United States and abroad.

 Business Segments

   Northrop Systems is aligned into three business sectors: the Integrated Systems Sector, based in Dallas, Texas; the Electronic Sensors and Systems Sector, headquartered in Baltimore, Maryland; and Logicon, Inc., based in Herndon, Virginia.

   The Integrated Systems Sector (ISS) is a leader in design, development and production of airborne early warning, electronic warfare and surveillance and battlefield management systems. ISS is the prime contractor for the Joint STARS advanced airborne targeting and battle management system and the U.S. Air Force's B-2 Spirit stealth bomber. ISS has a principal role in producing the U.S. Navy's F/A-18 Hornet strike fighter. The sector also produces the EA-6B Prowler electronic countermeasures aircraft and is upgrading the E-2C Hawkeye early-warning aircraft. We have a principal role in the Global Hawk program, a development stage integrated unmanned aerial vehicle for reconnaissance and surveillance. We are also a principal subcontractor to Lockheed Martin in the joint strike fighter competition, a competition expected to be decided in 2001.

   The Electronic Sensors and Systems Sector (ES/3/) designs, develops and manufactures a wide variety of defense electronics and systems, airspace management systems, precision weapons, marine systems, logistic systems, space systems, and automation and information systems. These include fire control radars for the F-16 fighter aircraft, the F-22 fighter aircraft, and the Longbow Apache helicopter. Other key programs include the AWACS airborne early warning radar, the Joint STARS air-to-ground surveillance radar sensor, the Longbow Hellfire missile and the BAT "brilliant" antiarmor submunition. ES/3/ also provides tactical military radars and countrywide air defense systems, as well as airborne electronic countermeasures systems intended to jam enemy aircraft and weapons systems. ES/3/ is a world leader in airspace management as a producer of civilian air traffic control systems. The sector also makes sophisticated undersea warfare systems, and naval propulsion and power generation systems. Additionally, ES/3/ provides postal automation, image processing, material management, asset track and trace, and data communication systems.

   Logicon, Inc. is a leader in advanced information technologies, systems and services. Logicon is the prime contractor with the General Services Administration ANSWER and Millennia programs. Logicon is also part of a team working with the Internal Revenue Service to modernize the nation's tax system. Logicon has extensive expertise in command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR). It is a key management support element for major weapons systems, such as the U.S. Navy's AEGIS class destroyer as well as mission planning for the U.S. Navy, Air Force and Special Operations Command. Logicon provides base operations support for NASA's Kennedy Space Center, Cape Canaveral Air Station and Patrick Air Force Base, among others. In addition, Logicon provides information technology services to commercial customers and to the other Northrop Systems sectors.

   Litton will initially constitute a separate business segment. Litton designs, builds and overhauls non-nuclear surface ships and is a provider of defense and commercial electronics technology, components and materials for government and commercial customers worldwide. In addition, Litton is a prime contractor to the U.S. Government for information technology services and provides specialized information technology services to commercial customers and governments in local and foreign jurisdictions. We plan to integrate Litton operations other than ship systems and electronic components into the existing Northrop Systems business segments during 2001 and expect to operate in five segments when this integration is accomplished.

 Strategy

   We expect the Litton acquisition to further strengthen the position of the combined company as a leader in the defense industry as it pursues the following business strategies:

  . Transforming the combined company into a systems integrator, defense electronics leader and information technology provider;

  . Positioning the combined company to meet the emerging defense needs of the United States and foreign allied governments;

  .  Reinforcing leading competitive positions in niche markets:

  .  Key business areas with significant growth prospects;

  .  Growth positions in niche business areas;

  . Preferred contracts as a systems integrator, principal subcontractor, teammate or preferred supplier;

  .  Enhancing the combined company's importance to customers; and

  . Diversifying the combined company's program positions and sources of revenues.

 Recent Acquisition and Disposition History

   Strategic acquisitions have played a critical role in our transformation to a leading diversified technology company to the U.S. Department of Defense. In 1992 we acquired 49% of Vought Aircraft Company. In 1994 we made the first of our major acquisitions by purchasing Grumman Corporation and we also acquired the remaining 51% of Vought. This was followed by the acquisition of the defense electronic systems group of Westinghouse Electric Corporation in 1996. In August 1997, we consummated our merger with Logicon, Inc.

   Since 1997, we have continued to sharpen our focus through several smaller significant strategic acquisitions as well as the divestiture of non-core businesses. In 1998, we acquired Inter-National Research Institute Inc. (INRI). In 1999, we acquired the Information Systems Division of California Microwave, Inc., Data Procurement Corporation (DPC), and Ryan Aeronautical, an operating unit of Allegheny Teledyne Inc. In 2000, we acquired Navia Aviation SA, Comptek Research, Federal Data Corporation and Sterling Software FSG. Also in 2000, we divested our Commercial Aerostructures business, which generated $1.38 billion in net sales in 1999. In April 2001 we acquired Litton. See "The Litton Acquisition" for more information on the Litton acquisition.

   In April, 2001, we announced that we had signed a definitive agreement to acquire the Electronics and Information Systems Group of Aerojet-General Corporation for $315 million in cash. This Aerojet General unit had year 2000 revenues of approximately $323 million and specialized in space-borne sensing for early warning systems, ground systems that process data from space-based platforms and smart weapons technology for U.S. Government national security programs. Completion of this transaction is subject to conditions including antitrust review.

   On May 9, 2001, we announced our intention to offer to acquire Newport News Shipbuilding for $67.50 per share for all of the outstanding shares of common stock of Newport News, payable 75% in our stock and the remainder in cash. Our exchange offer is subject to various conditions including the acceptance of our offer by at least a majority of the Newport News shareholders, the termination of the definitive acquisition agreement between Newport News and General Dynamics, the execution of a definitive merger agreement with Newport News and the receipt of regulatory approvals.

 Overview of the Defense Industry

   The defense requirements of the United States and NATO countries have shifted from defending against threats imposed by the former Soviet Union to a focus upon the management of one or more regional conflicts. These engagements may require unilateral or cooperative initiatives, ranging from passive surveillance to active engagement, deterrence, policing or peacekeeping. In addition, the Department of Defense's strategy has been impacted by the general public's increasing intolerance for military action which puts military or civilian personnel at risk. As a result of these trends, both the United States and NATO countries are increasingly relying on sophisticated weapon systems which provide long-range surveillance and intelligence, battle management and precision strike capabilities. Accordingly, defense procurement spending is expected to be weighted towards the development and procurement of advanced electronics and software that enhance the capabilities of individual weapons systems and provide for the real-time integration of individual surveillance, information management, strike and battle management platforms.

   United States defense contractors have also been influenced by two trends in defense spending over recent years. First, following a period of budget decreases in the post-Cold War era, the aggregate U.S. defense budget, as appropriated by Congress, has increased for each of the past five years. Second, equipment procurement and research and development spending have grown more quickly than the overall defense budget over this same period and have become an increasingly large portion of the overall budget as the Pentagon has focused on the development and procurement of these next generation smart weapons systems. Defense spending by other NATO countries has stabilized, following decreases in the immediate post-Cold War era, while they continue to increase their focus upon the development and procurement of advanced electronics and information systems capabilities.

                             THE LITTON ACQUISITION

   On April 3, 2001, pursuant to the Offer to Purchase or Exchange all outstanding shares of the Common Stock and Preferred Stock of Litton made by Northrop Grumman, Northrop Grumman purchased approximately 97.3% of the outstanding shares of common stock of Litton and approximately 58.6% of the preferred stock of Litton. The offer was made pursuant to Registration Statement No. 333-54800 which became effective on March 28, 2001, and the Amended and Restated Agreement and Plan of Merger dated as of January 23, 2001 among Northrop Systems, Litton, Northrop Grumman and LII Acquisition Corp. Pursuant to the plan of merger, a subsidiary of Northrop Grumman will be merged into Litton and the remaining holders of common shares of Litton will receive $80.00 in cash per common share. Subsequently, another newly-organized subsidiary of Northrop Grumman will be merged into Litton in a short-form merger and the remaining holders of preferred shares will receive $35.00 in cash per preferred share. The value of the Litton acquisition, when completed, is expected to be approximately $5.3 billion, which includes the assumption of Litton's approximately $1.4 billion in net debt. The consideration for the common stock and preferred stock included cash, common stock of Northrop Grumman and preferred stock of Northrop Grumman. Northrop Grumman obtained the cash portion of the purchase price from the offering of the Outstanding Securities and from advances under the New Credit Facilities.

                             NEW CREDIT FACILITIES

   We have entered into unsecured senior credit facilities with lenders which initially provided for borrowings of up to $5 billion (the "New Credit Facilities"). The New Credit Facilities consist of a $2.5 billion five-year revolving credit facility and a $2.5 billion 364-day revolving credit facility. The availability under the 364-day revolving credit facility, as reduced by the equity and other debt financing of the Litton acquisition, is now $527 million. Borrowings under the New Credit Facilities along with the net proceeds of the offering of the Outstanding Securities were used to finance the purchase of shares in the Litton acquisition, to pay related expenses, and to retire and refinance a portion of the former Litton debt. The New Credit Facilities will be available to finance our continuing operations. Borrowings under the New Credit Facilities will bear interest, at our option, at various rates of interest, including adjusted LIBOR or an alternate base rate plus in each case an incremental margin based on our credit rating. The New Credit Facilities also provide for a facility fee on the daily aggregate amount of commitments under the revolving facilities (whether or not utilized). The facility fee is also based on our credit rating level. Northrop Grumman, Northrop Systems and Litton are all co-borrowers on the New Credit Facilities.

                                USE OF PROCEEDS

   Northrop Systems will not receive any cash proceeds from the issuance of the Exchange Securities offered hereby. In consideration for issuing the Exchange Securities in exchange for the Outstanding Securities, Northrop Systems will receive Outstanding Securities in like principal amount. The Outstanding Securities surrendered in exchange for the Exchange Securities will be retired and cancelled. The proceeds from the placement of the Outstanding Securities were used to purchase Litton common and preferred shares in the Litton acquisition.

                                 CAPITALIZATION

   The following table sets forth:

  . our capitalization as of March 31, 2001, and

  . our capitalization as adjusted to reflect the Litton acquisition and the New Credit Facilities.

   The as adjusted pro forma amounts have been developed from (1) the unaudited consolidated financial statements of Northrop Grumman contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, which is incorporated by reference in this prospectus and (b) the unaudited consolidated financial statements for the period ended January 31, 2001 contained in Litton's Quarterly Report on Form 10-Q which is incorporated by reference in this prospectus. See "Unaudited Pro Forma Condensed Combined Financial Data."

                                                        As of March 31, 2001
                                                     --------------------------
                                                            As adjusted for the
                                                            Litton acquisition
                                                                and the New
                                                     Actual  Credit Facilities
                                                     ------ -------------------
   Current portion of long-term debt................ $  --        $   184
   Long-term debt:
     Notes and Debentures--Northrop Systems.........  3,100         3,100
     Notes, Debentures and Bonds--Litton............    --          1,184
     Other..........................................      5           114
     Long Term Revolver.............................    --            882
   Total long-term debt, less current maturities....  3,105         5,280
   Mandatorily redeemable preferred stock...........    --            350
   Total debt.......................................  3,105         5,814
   Shareholders' equity.............................  4,007         5,130
       Total capitalization......................... $7,112       $10,944

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratios of earnings to fixed charges of Northrop Systems and Northrop Grumman for each of the fiscal years ended December 31, 1996 through December 31, 2000 and for the three months ended March 31, 2001 and the pro forma combined ratios of earnings to fixed charges of Northrop Systems and Litton for the year ended December 31, 2000 and for Northrop Grumman and Litton for the three months ended March 31, 2001.

   The pro forma ratios of earnings to fixed charges are based upon the historical financial statements of Northrop Systems, Northrop Grumman and Litton adjusted to give effect to the Litton acquisition. The pro forma amounts have been developed from (a) the audited consolidated financial statements of Northrop Systems contained in Northrop Systems' Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000 and the unaudited consolidated financial statements of Northrop Grumman contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, which are incorporated by reference in this prospectus, and (b) the audited consolidated financial statements contained in Litton's Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and from the unaudited consolidated financial statements contained in Litton's Quarterly Report on Form 10-Q for the six months ended January 31, 2001, incorporated by reference in this prospectus. In addition, the audited consolidated financial statements contained in Litton's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and the unaudited consolidated financial statements of Litton contained in Litton's Quarterly Report on Form 10-Q for the period ended January 31, 2001 have been used to bring the financial reporting periods of Litton to within 90 days of those of Northrop Systems and Northrop Grumman.

             Pro Forma                           Actual
     ------------------------------------------------------------------
     Three Months   Fiscal Year
        Ended          Ended     Three Months
      March 31,     December 31,     Ended
         2001           2000       March 31     Year Ended December 31
     ------------   ------------ ------------- ------------------------
                                  2001   2000  2000 1999 1998 1997 1996
                                 ------ ------ ---- ---- ---- ---- ----
         2.09           2.76       3.67   5.26 5.26 3.78 2.11 2.68 2.50

   For purposes of computing the ratios of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes and fixed charges, and fixed charges consist of interest expense, the portion of rental expense calculated to be representative of the interest factor, amortization of discounts and capitalized expenses related to indebtedness, and preferred stock dividends. The ratios should be read in conjunction with the financial statements and other financial data included or incorporated by reference in this prospectus. See "Where You Can Find More Information."

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Northrop Grumman and Northrop Systems

   The following table sets forth selected consolidated financial data for Northrop Systems and Northrop Grumman for each of the periods indicated. Consolidated financial data for the years ended December 31, 2000, 1999, 1998 and 1997 have been derived from, and are qualified by reference to, the audited consolidated financial statements and notes thereto filed by us with the SEC, which are incorporated in this prospectus by reference. Consolidated financial data for the year ended December 31, 1996 and for the three months ended March 31, 2001 and 2000 have been derived from unaudited consolidated financial statements and notes thereto of Northrop Systems and Northrop Grumman. This data does not give effect to the Litton acquisition or the New Credit Facilities. See also "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Data."

                          Three Months
                             Ended
                           March 31,            Year ended December 31,
                         ---------------  ----------------------------------------
                          2001     2000    2000     1999    1998    1997    1996
                         -------  ------  -------  ------  ------  ------  -------
                                   (in millions, except per share)
Operating data:
  Net sales............. $ 1,986  $1,802  $ 7,618  $7,616  $7,367  $7,798  $ 7,667
  Operating margin......     190     287    1,098     954     752     741      752
  Interest expense
   (net)................     (32)    (44)    (146)   (206)   (221)   (240)    (261)
  Income from continuing
   operations before
   accounting changes...     103     156      625     474     193     318      330
  Diluted earnings per
   share from continuing
   operations before
   accounting change.... $  1.42  $ 2.23  $  8.82  $ 6.80  $ 2.78  $ 4.67  $  5.18
  Cash dividends per
   common share.........     .40     .40     1.60    1.60    1.60    1.60     1.60
Balance sheet data:
  Total assets.......... $11,185  $9,389  $ 9,622  $9,285  $9,536  $9,677  $ 9,645
  Net working capital...   1,382     269     (162)    329     666     221      106
  Total debt............   3,105   2,095    1,615   2,225   2,831   2,791    3,378
  Shareholders' equity..   4,007   3,409    3,919   3,257   2,850   2,623    2,282
Other data:
  Net cash from
   operations........... $   (33) $   91  $ 1,010  $1,207  $  244  $  730  $   743
  Funded order backlog..  10,320   8,156   10,106   8,499   8,415   9,700   10,451
  Depreciation and
   amortization.........      99      87      381     353     359     380      340
  Earnings before
   interest, taxes,
   depreciation and
   amortization
   (EBITDA)(a)..........     291     374    1,502   1,306     889   1,132    1,079

--------
(a) We calculated EBITDA by adding back net interest expense and depreciation and amortization expense to income from continuing operations before taxes and accounting change. Since all companies do not calculate EBITDA or similarly titled financial measures in the same manner, disclosures by other companies may not be comparable with EBITDA as defined herein. EBITDA is a financial measure used by analysts to value companies. Therefore, our management believes that the presentation of EBITDA provides relevant information to investors. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities as determined in accordance with United States generally accepted accounting principles ("GAAP") or as a measure of liquidity. Amounts reflected as EBITDA are not necessarily available for discretionary use as a result of restrictions imposed by applicable law upon the payment of dividends or distributions, among other things.

Litton Industries, Inc.

   The following is a summary of selected consolidated financial data of Litton for each of the years in the five-year period ended July 31, 2000 and the six-month periods ended January 31, 2001 and January 31, 2000. The operating results for the six months ended January 31, 2001 are not necessarily indicative of results for the full fiscal year ended July 31, 2001. This information is derived from the audited consolidated financial statements of Litton contained in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000, the unaudited consolidated financial statements of Litton contained in its Quarterly Report on Form 10-Q for the period ended January 31, 2001, and from Litton's Quarterly Report on Form 10-Q for the period ended January 31, 2000, and is qualified in its entirety by such documents. See "Where You Can Find More Information." You should read this summary together with the financial statements which are incorporated by reference in this prospectus and their accompanying notes and in conjunction with management's discussion and analysis of operations and financial conditions of Litton contained in such reports.

                               Six months
                              ended January
                                   31,              Year ended July 31,
                              -------------  ----------------------------------
                               2001   2000    2000   1999   1998   1997   1996
                              ------ ------  ------ ------ ------ ------ ------
                                     ($ in millions, except per share)
Operating data:
  Sales and service
   revenues.................. $2,758 $2,720  $5,588 $4,828 $4,400 $4,176 $3,612
  Total segment operating
   profit....................    245    238     562    339    410    370    320
  Interest expense (net).....     52     55     108     67     52     44     14
  Income before accounting
   change....................     95     90     221    121    181    162    151
  Diluted earnings per share
   before accounting change.. $ 2.03 $ 1.93  $ 4.80 $ 2.58 $ 3.82 $ 3.40 $ 3.15
  Cash dividends per common
   share.....................      0      0       0      0      0      0      0
Balance sheet data:
  Total assets............... $4,908 $4,967  $4,836 $4,260 $4,114 $3,545 $3,454
  Net working capital........    597    321     500    295    164    163    107
  Total debt.................  1,477  1,690   1,399  1,033  1,046    680    787
  Total stockholders'
   investment................  1,611  1,385   1,496  1,300  1,187  1,039    917
Other Data:
  Net cash from operations... $   20 $  (16) $  250 $  244 $  228 $  223 $   70
  Depreciation and
   amortization..............     92     96     190    161    148    138    114
  Earnings before interest,
   taxes, depreciation and
   amortization (EBITDA)(a)..    304    302     683    441    502    452    381

--------
(a) We calculated EBITDA by adding back net interest expense and depreciation and amortization expense to income from continuing operations before taxes and accounting change. Since all companies do not calculate EBITDA or similarly titled financial measures in the same manner, disclosures by other companies may not be comparable with EBITDA as defined herein. EBITDA is a financial measure used by analysts to value companies. Therefore, our management believes that the presentation of EBITDA provides relevant information to investors. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Amounts reflected as EBITDA are not necessarily available for discretionary use as a result of restrictions imposed by applicable law upon the payment of dividends or distributions, among other things.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

   The Unaudited Pro Forma Condensed Combined Financial Data presented below is derived from the historical consolidated financial statements of each of Northrop Systems, Northrop Grumman and Litton. The Unaudited Pro Forma Condensed Combined Financial Data is prepared using the purchase method of accounting, with Northrop Grumman treated as the acquiror and as if the Litton acquisition had been completed as of the beginning of the periods presented for statements of operations purposes and on March 31, 2001 for balance sheet purposes.

   For a summary of the business combination, see "The Litton Acquisition."

   The Unaudited Pro Forma Condensed Combined Financial Data is based upon the historical financial statements of Northrop Systems, Northrop Grumman and Litton adjusted to give effect to the Litton acquisition. The pro forma adjustments are described in the accompanying notes presented on the following pages. The pro forma statements have been developed from (a) the audited consolidated financial statements of Northrop Systems contained in the Annual Report on Form 10-K/A for the year ended December 31, 2000 and the unaudited consolidated financial statements of Northrop Grumman contained in the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, which are incorporated by reference in this prospectus, and (b) the audited consolidated financial statements contained in Litton's Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and the unaudited consolidated financial statements of Litton contained in its Quarterly Report on Form 10-Q for the period ended January 31, 2001, which are incorporated by reference in this prospectus. In addition, the audited consolidated financial statements contained in Litton's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and the unaudited consolidated financial statements of Litton contained in Litton's Quarterly Report on Form 10-Q for the period ended January 31, 2001 have been used to bring the financial reporting periods of Litton to within 90 days of those of Northrop Systems and Northrop Grumman.

   The final determination and allocation of the purchase price paid for the Litton acquisition may differ from the amounts assumed in this Unaudited Pro Forma Condensed Combined Financial Data.

   Under the purchase method of accounting, the purchase price will be allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with the excess recorded as goodwill. As of the date of this prospectus, Northrop Grumman has not completed the valuation studies necessary to arrive at the required estimates of the fair market value of the assets and liabilities to be acquired and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform Litton data to Northrop Grumman's accounting policies. Accordingly, Northrop Grumman has used the historical book values of the assets and liabilities of Litton and has used the historical revenue recognition policies of Litton to prepare the unaudited pro forma financial statements set forth herein, with the excess of the purchase price over the historical net assets of Litton recorded as goodwill and other purchased intangibles. Once Northrop Grumman has completed the valuation studies necessary to finalize the required purchase price allocation and identified any necessary conforming changes, such pro forma financial statements will be subject to adjustment. Such adjustments will likely result in changes to the pro forma statement of financial position to reflect the final allocation of purchase price and the pro forma statement of income, and there can be no assurance that such adjustments will not be material.

   The Unaudited Pro Forma Condensed Combined Financial Data is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Northrop Grumman would have been had the offer and the Litton acquisition occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

   The Unaudited Pro Forma Condensed Combined Financial Data does not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from the Litton acquisition.

   The Unaudited Pro Forma Condensed Combined Financial Data should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Northrop Systems, Northrop Grumman and Litton that are incorporated by reference in this prospectus.

     UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
                                 March 31, 2001
                                ($ in millions)

                                                                          Pro
                                        Northrop           Pro Forma     Forma
                                        Grumman   Litton  Adjustments   Combined
                                        --------  ------  -----------   --------
                ASSETS
Current assets
  Cash and cash equivalents............ $ 1,636   $   74    $(1,500)(a) $   210
  Accounts receivable..................   1,493      794                  2,287
  Inventoried costs....................     749      784                  1,533
  Deferred income taxes................      22      372                    394
  Prepaid expenses.....................      66       33                     99
                                        -------   ------    -------     -------
    Total current assets...............   3,966    2,057     (1,500)      4,523
                                        -------   ------    -------     -------
Property, plant and equipment..........   2,370    1,860                  4,230
Accumulated depreciation...............  (1,356)    (990)                (2,346)
                                        -------   ------    -------     -------
                                          1,014      870        --        1,884
                                        -------   ------    -------     -------
Other assets
  Goodwill and other purchased
   intangibles.........................   4,380    1,230      2,244 (a)   7,854
  Prepaid retiree benefits cost and
   intangible pension asset............   1,469                           1,469
  Other assets.........................     356      751                  1,107
                                        -------   ------    -------     -------
                                          6,205    1,981      2,244      10,430
                                        -------   ------    -------     -------
                                        $11,185   $4,908    $   744     $16,837
                                        =======   ======    =======     =======
            LIABILITIES AND
          SHAREHOLDERS' EQUITY
Current liabilities
  Notes payable and current portion of
   long term debt...................... $   --    $  184    $   --      $   184
  Accounts payable.....................     491      310                    801
  Accrued employees' compensation......     325      226                    551
  Advances on contracts................     468      204                    672
  Income taxes.........................     769       62                    831
  Other current liabilities............     531      474                  1,005
                                        -------   ------    -------     -------
    Total current liabilities..........   2,584    1,460                  4,044
                                        -------   ------    -------     -------
Long-term debt.........................   3,105    1,293        882 (a)   5,280
Accrued retiree benefits...............   1,108      303                  1,411
Deferred tax and other long-term
 liabilities...........................     381      241                    622
Redeemable Preferred Stock.............     --       --         350 (a)     350
Shareholders' equity
  Paid in Capital......................   1,214      413        710 (a)   2,337
  Retained earnings....................   2,817    1,254     (1,254)(a)   2,817
  Accumulated other comprehensive
   loss................................     (24)     (56)        56 (a)     (24)
                                        -------   ------    -------     -------
                                          4,007    1,611       (488)      5,130
                                        -------   ------    -------     -------
                                        $11,185   $4,908    $   744     $16,837
                                        =======   ======    =======     =======

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          Year Ended December 31, 2000
                     ($ in millions, except per share data)

                                       Northrop          Pro Forma   Pro Forma
                                       Grumman  Litton  Adjustments  Combined
                                       -------- ------  -----------  ---------
Sales and service revenues............  $7,618  $5,626     $ --       $13,244
Cost of sales
  Operating Costs.....................   5,446   4,669        83(b)    10,198
  Administrative and general
   expenses...........................   1,074     491       --         1,565
                                        ------  ------     -----      -------
Operating margin......................   1,098     466       (83)       1,481
Interest expense......................    (175)   (105)     (190)(c)     (470)
Other, net............................      52      16       --            68
                                        ------  ------     -----      -------
Income from continuing operations
 before income taxes..................     975     377      (273)       1,079
Federal and foreign income taxes......     350     151       (96)(d)      405
                                        ------  ------     -----      -------
Income from continuing operations.....  $  625  $  226     $(177)     $   674
                                        ======  ======     =====      =======
Less, dividends paid to preferred
 shareholders.........................                       (25)(e)      (25)
Income available to common
 shareholders.........................                     $(202)     $   649
                                                           =====      =======
Average shares basic..................   70.58                          83.58
Average shares diluted................   70.88                          84.00
Basic earnings per share:
  Continuing operations...............  $ 8.86                        $  7.77
Diluted earnings per share:
  Continuing operations...............  $ 8.82                        $  7.73

                          Quarter ended March 31, 2001
                     ($ in millions, except per share data)

                                       Northrop          Pro Forma   Pro Forma
                                       Grumman  Litton  Adjustments  Combined
                                       -------- ------  -----------  ---------
Sales and service revenues............  $1,986  $1,345     $--        $3,331
Cost of sales
  Operating Costs.....................   1,548   1,120       21(b)     2,689
  Administrative and general
   expenses...........................     248     121      --           369
                                        ------  ------     ----       ------
Operating margin......................     190     104      (21)         273
Interest expense......................     (47)    (27)     (46)(c)     (120)
Other, net............................      17       3      --            20
                                        ------  ------     ----       ------
Income from continuing operations
 before income taxes..................     160      80      (67)         173
Federal and foreign income taxes......      57      30      (23)(d)       64
                                        ------  ------     ----       ------
Income from continuing operations.....  $  103  $   50     $(44)      $  109
                                        ======  ======     ====       ======
Less, dividends paid to preferred
 shareholders.........................                       (6)(e)       (6)
Income available to common
 shareholders.........................                     $(50)      $  103
                                                           ====       ======
Average shares basic..................   72.19                         85.19
Average shares diluted................   72.76                         86.01
Basic earnings per share:
  Continuing operations...............  $ 1.43                        $ 1.21
Diluted earnings per share:
  Continuing operations...............  $ 1.42                        $ 1.20

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

(a) Adjustments to (i) eliminate the equity of Litton (ii) record issuance of preferred and common stock and (iii) record new financing for the Litton acquisition along with additional acquisition related costs and refinancing of debt using the New Credit Facilities.

(b) Adjustment to amortize goodwill and other purchased intangible assets arising out of the Litton acquisition over an estimated weighted average life of 27 years on a straight line basis.

(c) Adjustment to record interest on new financing for the Litton acquisition at an annual weighted average rate of 7.20 and 7.52 percent for the quarter ended March 31, 2001 and the year ended December 31, 2000 plus the amortization of debt issuance costs, respectively.

(d) Adjustment to record income tax effects on pre-tax pro forma adjustments, using a statutory tax rate of thirty-five percent.

(e) Adjusted, pro rata, for dividends to preferred shareholders using $7 per share dividend rate for equity issuance of 3,500,000 shares of preferred stock.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   Northrop Systems is making this exchange offer to comply with the requirements of the registration rights agreement which applies to the Outstanding Securities. The Exchange Securities will constitute registered securities which can be resold without being subject to the transfer restrictions applicable to the Outstanding Securities which have not been so registered.

   Following the consummation of the exchange offer, any Outstanding Securities not tendered will no longer have registration rights and will continue to be subject to certain restrictions on transfer.

   Each broker-dealer that receives Exchange Securities for its own account in exchange for Outstanding Securities, where such Outstanding Securities were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

Resale of Exchange Securities

   We are not requesting, and do not intend to request, an interpretation by the staff of the SEC with respect to whether the Exchange Securities issued in exchange for the Outstanding Securities may be offered for sale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the Exchange Securities may be offered for resale, resold and otherwise transferred by you unless you are a broker-dealer, as set forth below (see "Plan of Distribution"), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that, among other things:

  . you acquire the Exchange Securities in the ordinary course of your business; and

  . you have no arrangement or understanding with any person to participate in the distribution of the Exchange Securities.

   If you tender Outstanding Securities in the exchange offer for the purpose of participating in a distribution of the Exchange Securities, you may not rely on the interpretations by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Terms of the Exchange Offer

   Upon the terms set forth in this prospectus and in the letter of transmittal, we will accept any and all Outstanding Securities properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. You may tender some or all of your Outstanding Securities in the exchange offer. However, Outstanding Securities may be tendered only in multiples of $1,000 principal amount. Northrop Systems will issue $1,000 of principal amount of Exchange Securities of the corresponding series in exchange for each $1,000 principal amount of Outstanding Securities accepted in the exchange offer.

   The form and terms of the Exchange Securities will be substantially identical to the form and terms of the Outstanding Securities for which they are exchanged, except that the Exchange Securities will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon the failure on our part to fulfill our obligations under the registration rights agreements to file, and cause to be effective, a registration statement. The Exchange Securities will evidence the same debt as the Outstanding Securities and will be guaranteed in the same manner as the Outstanding Securities. The Exchange Securities will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Outstanding Securities.

   The exchange offer is not conditioned upon any minimum amount of Outstanding Securities of any series being tendered for exchange. We intend to conduct the exchange offer in accordance with the applicable provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC.

   Northrop Systems will be deemed to have accepted properly tendered Outstanding Securities when it has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the purpose of receiving the Exchange Securities from us and delivering them to you. If any of the Outstanding Securities that you tender are not accepted for exchange, the exchange agent will return them to you, without expense, promptly after the expiration date.

   You will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange offer. We will pay all charges and expenses, other than certain taxes, in connection with the exchange offer.

Expiration Date

   The expiration date shall be 5:00 p.m., New York City time, on       , 2001
unless we, in our sole discretion, extend the exchange offer. Although we have no current intention to extend the exchange offer, we reserve the right to extend the exchange offer at any time and from time to time by giving written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to PR Newswire. During any extension of the exchange offer, all Outstanding Securities previously tendered in the exchange offer and not withdrawn will remain subject to the exchange offer.

Amendments

   We expressly reserve the right to:

  .  delay acceptance for exchange of any Outstanding Securities;

  . terminate the exchange offer and not accept for exchange any Outstanding Securities if any of the events set forth below under "--Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us; and

  . amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

   Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of Outstanding Securities. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Outstanding Securities of the amendment, and extend the offer if required by law.

   Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions to the Exchange Offer

   Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any Exchange Securities for, any Outstanding Securities, and we may terminate the exchange offer as provided in this prospectus before accepting any Outstanding Securities for exchange if in our reasonable judgment:

  . the Exchange Securities to be received will not be tradeable by the holder, without restriction under the Securities Act, the Securities Exchange Act of 1934 and the blue sky or securities laws of substantially all of the states of the United States;

  . the exchange offer, or the making of any exchange by a holder of Outstanding Securities, would violate applicable law or any applicable interpretation of the staff of the SEC; or

  . any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

   These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them, in whole or in part, at any or at various times. A failure on our part to exercise any of the foregoing rights will not constitute a waiver of such right.

Procedures for Tendering

   Your tender to us of Outstanding Securities under one of the procedures set forth below will constitute an agreement between you and Northrop Systems, Northrop Grumman and Litton in accordance with the terms of this prospectus and the letter of transmittal.

   We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Outstanding Securities. Our determination will be final and binding on all parties. We reserve the absolute right to reject any Outstanding Securities not properly tendered or any Outstanding Securities our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any Outstanding Securities. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

   Neither the exchange agent, us, nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. If any Outstanding Securities received by the exchange agent are not validly tendered by you and as to which the defects or irregularities have not been cured or waived, or if Outstanding Securities are submitted in a principal amount greater than the principal amount of Outstanding Securities being tendered by you, such unaccepted or non-exchanged Outstanding Securities will be returned to you by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

   We reserve the right in our sole discretion, to the extent permitted by the indenture under which the Securities are issued and applicable law, to purchase or make offers for any Outstanding Securities that remain outstanding subsequent to the expiration date in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers made after the expiration of the exchange offer may differ from the terms of the exchange offer.

   To tender your Outstanding Securities:

  . you must complete, sign and date the letter of transmittal, or a facsimile copy; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal or facsimile along with your Outstanding Securities to The Chase Manhattan Bank at the address set forth below prior to the expiration date; or

  . The Chase Manhattan Bank must have received, prior to the expiration date, a timely confirmation of book-entry transfer of your Outstanding Securities into its account at DTC according to the procedure for book-entry transfer described below, including a completed and signed letter of transmittal or an agent's message in lieu thereof; or

  .  you must comply with the guaranteed delivery procedures described below.

   The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of the confirmation of book entry transfer, which states that DTC has received an express acknowledgment from the tendering participant, stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant.

   If tendered Outstanding Securities are registered in the name of the signer of the letter of transmittal and the Exchange Securities are to be issued, and any Outstanding Securities not tendered are to be reissued, in the name of the registered holder and delivered to the address of the registered holder appearing on the register for the Outstanding Securities, the signature of such signer need not be guaranteed.

   In any other case, the tendered Outstanding Securities must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by an eligible institution: a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; a commercial bank or trust company having an office or correspondent in the United States; or an eligible guarantor institution as defined by Rule 17Ad-15 under the Exchange Act.

   The method of delivery of Outstanding Securities, letter of transmittal and all other documents is at your election and risk. If delivery is made by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letter of transmittal or Outstanding Securities should be sent to us.

   Your tender will be deemed to have been received as of the date when:

  . your properly completed and duly signed letter of transmittal or agent's message in lieu thereof, accompanied by your Outstanding Securities or a confirmation of book-entry transfer of your Outstanding Securities into The Chase Manhattan Bank's account at DTC, is received by The Chase Manhattan Bank, or

  . your notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect from an eligible institution is received by The Chase Manhattan Bank, provided that the exchange agent receives your Outstanding Securities or confirmation of book-entry transfer, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days thereafter.

   Each broker-dealer that receives Exchange Securities for its own account in exchange for Outstanding Securities, where such Outstanding Securities were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

Book-Entry Transfer

   The Chase Manhattan Bank will make a request to establish an account with respect to the Outstanding Securities at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC's system may make book-entry delivery of Outstanding Securities by causing DTC to transfer the Outstanding Securities into The Chase Manhattan Bank's account at DTC in accordance with DTC's procedures for transfer. If you wish to tender your Outstanding Securities, The Chase Manhattan Bank must have received confirmation of the book-entry transfer of your Outstanding Securities into its account at DTC, together with a letter of transmittal or an agent's message in lieu thereof, and all other documents required by the letter of transmittal, on or prior to the expiration date; otherwise you must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures for Securities

   If you desire to accept the exchange offer and time will not permit a letter of transmittal or Outstanding Securities to reach The Chase Manhattan Bank before the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if The Chase Manhattan Bank has received at its office, on or prior to the expiration date, a letter, telegram or facsimile transmission from an eligible institution setting forth:

  .  the name and address of the tendering holder;

  .  the name(s) in which the Outstanding Securities are registered;

  .  the certificate number(s) of the Outstanding Securities to be tendered;
     and

  . a statement that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the letter, telegram or facsimile transmission by the eligible institution, the Outstanding Securities, in proper form for transfer, or a confirmation of book-entry transfer of such Outstanding Securities into the exchange agent's account at DTC, will be delivered by the eligible institution, together with a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, as well as any other required documents.

   Unless you tender your Outstanding Securities by one of the above-described methods within the time period set forth above accompanied or preceded by a properly completed letter of transmittal or an agent's message in lieu thereof, as well as any other required documents, we may, at our option, reject the tender. Copies of a notice of guaranteed delivery which may be used by eligible institutions for the purposes described in this paragraph are available from The Chase Manhattan Bank.

   Issuances of Exchange Securities in connection with a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal or an agent's message in lieu thereof, and any other required documents, and deposit of the tendered Outstanding Securities.

Terms and Conditions of the Letter of Transmittal

   Under the terms of the letter of transmittal, if you tender Outstanding
Securities:

  . you agree to exchange, assign and transfer the Outstanding Securities to us;

  . you represent and warrant that you have full power and authority to tender, exchange, assign and transfer the Outstanding Securities and to acquire Exchange Securities issued in the exchange offer;

  . you represent and warrant that when the Outstanding Securities are accepted for exchange, Northrop Systems will acquire good and unencumbered title to the tendered Outstanding Securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim;

  . you represent and warrant that you will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange, assignment and transfer of tendered Outstanding Securities or transfer ownership of such Outstanding Securities on the account books maintained by DTC; and

  . you agree that all authority conferred by you pursuant to the letter of transmittal will survive your death, bankruptcy or incapacity and each of your obligations will be binding upon your heirs, legal representatives, successors, assigns, executors and administrators.

Withdrawal of Tenders

   Tenders of Outstanding Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

   To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be received by the exchange agent at the address set forth in the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must specify:

  .  the name of the holder originally listed in the letter of transmittal;

  . the certificate numbers of the Outstanding Securities to be withdrawn, and the principal amount of Outstanding Securities delivered for exchange;

  . a statement that the holder is withdrawing the election to have the applicable Outstanding Securities exchanged; and

  .  the name of the registered holder of the Outstanding Securities.

   The notice must be signed by the holder in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the Outstanding Securities being withdrawn. The exchange agent will return the properly withdrawn Outstanding Securities promptly following the receipt of notice of withdrawal.

   If Outstanding Securities have been tendered under the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Securities and otherwise comply with the procedures of DTC.

   Withdrawals of tenders of Outstanding Securities may not be rescinded. Outstanding Securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following the procedures described under "--Procedures for tendering."

   We will determine the validity, form and eligibility (including time of receipt) of withdrawal notices, in our sole discretion, which shall be final and binding on all parties. Neither we, nor any of our affiliates or assignees, nor the exchange agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give notification. Any Outstanding Securities which have been tendered but which are withdrawn will be returned to the holder promptly after withdrawal.

Exchange Agent

   The Chase Manhattan Bank has been appointed as exchange agent for the exchange of the Outstanding Securities. You should direct questions and requests for assistance with regard to these Exchange Securities, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

                            THE CHASE MANHATTAN BANK

                                    By Mail:

                                 P.O. Box 2320
                             Dallas, TX 75221-2320
                                  Attn: Events

                     By Hand Delivery or Overnight Courier:

                          2001 Bryan Street, 9th Floor
                                Dallas, TX 75201
                                  Attn: Events

                           By Facsimile Transmission:

                                 (214) 468-6494

                 For Information or Confirmation by Telephone:

                                 (800) 275-2048

   Delivery of a letter of transmittal to any address or facsimile number other than one set forth above will not constitute a valid delivery.

Fees and Expenses

   We will bear the expense of soliciting tenders. The solicitation is being made principally by mail. However, solicitations also may be made by facsimile, telephone or in person by our officers and regular employees of our affiliates. We will not pay any additional compensation to any of these officers and employees for soliciting tenders.

   We have not retained any dealer-manager or other soliciting agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection with the exchange. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, the letter of transmittal and related documents to the beneficial owners of the Outstanding Securities and in handling or forwarding tenders for exchange.

   We will pay all the cash expenses to be incurred by us in connection with the exchange offer, including fees and expenses of the exchange agent and the indenture trustee, accounting and legal fees. We will not, however, pay the costs incurred by a holder in delivering its Outstanding Securities to the exchange agent or any underwriting fees, commissions or transfer taxes.

Transfer Taxes

   Holders who tender their Outstanding Securities for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register Exchange Securities in the name of, or request that Outstanding Securities not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences Of Failure To Exchange

   If you do not exchange your Outstanding Securities for Exchange Securities, you will remain subject to the restrictions on transfer of the Outstanding
Securities:

  . as set forth in the legend printed on the Outstanding Securities as a consequence of the issuance of the Outstanding Securities pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  . otherwise set forth in the offering circular distributed in connection with the private offering of the Outstanding Securities.

   In general, you may not offer or sell the Outstanding Securities unless the offer or sale is registered under the Securities Act or unless the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Completion of the exchange offer will satisfy most of our obligations under the registration rights agreement, and we do not intend to register resales of the Outstanding Securities under the Securities Act. Based on interpretations of the SEC, the Exchange Securities may be freely offered for resale, resold or otherwise transferred by their holders, subject to the limitations discussed under "--Resale of Exchange Securities" and "Plan of Distribution."

Accounting Treatment

   The Exchange Securities will generally be recorded at the same carrying value as the Outstanding Securities as reflected in our accounting records on the date of the exchange because the exchange of the

Outstanding Securities for the Exchange Securities is the completion of the selling process contemplated in the issuance of the Outstanding Securities. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the Outstanding Securities over the term of the Exchange Securities.

Use of Proceeds

   We will not receive any cash proceeds from the issuance of the Exchange Securities offered in this prospectus. In consideration for issuing the Exchange Securities, we will receive the corresponding Outstanding Securities. Outstanding Securities surrendered in exchange for Exchange Securities will be retired and canceled and cannot be reissued. The issuance of the Exchange Securities will not result in a change in our indebtedness.

Other Matters

   Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decisions on what action to take.

   No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If any such information or representations are given or made, they should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the dates as of which information is given. The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Outstanding Securities in any jurisdiction in which the making of the exchange offer or its acceptance would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of Outstanding Securities in such jurisdiction.

   As a result of the making of the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of the Outstanding Securities to which the registration rights agreement apply who do not tender their Outstanding Securities in the exchange offer will continue to hold Outstanding Securities and will be entitled to all the rights and limitations applicable under the indenture except for certain rights under the registration rights agreement. All untendered Outstanding Securities will continue to be subject to the restrictions on transfer set forth in the indenture and the Outstanding Securities.

                         DESCRIPTION OF THE SECURITIES

   Northrop Systems issued the Outstanding Securities, and will issue the Exchange Securities, as separate series under an Indenture entered into as of October 15, 1994 between Northrop Systems and The Chase Manhattan Bank as trustee, as supplemented by a board resolution with respect to the Securities. We refer to the indenture, as amended and supplemented, as the "Indenture." Pursuant to guarantees which the guarantors have issued and delivered to the indenture trustee, the guarantors have guaranteed the Outstanding Securities and will guarantee the Exchange Securities at the time of issuance of the Exchange Securities. This section summarizes the material provisions of the Securities, the guarantees and the Indenture but does not contain a complete description of them. The description of the Securities is qualified in its entirety by the provisions of the Indenture and the guarantees. A copy of the Indenture, the guarantees and certain other information regarding Northrop Systems, Northrop Grumman and Litton is available as set forth under "Where You Can Find More Information." Capitalized terms used and not otherwise defined in the following discussion are defined below under "--Certain Definitions." In this description, the words "Northrop Systems" refer only to Northrop Grumman Systems Corporation and not to any of its subsidiaries.

General

   The Exchange Securities:

  . will be senior unsecured obligations of Northrop Systems;

  . will be equal in right of payment to any existing and future senior unsecured debt of Northrop Systems; and

  . will be guaranteed by Northrop Grumman and Litton.

   We refer to each of Northrop Grumman and Litton as a "guarantor" and collectively as the "guarantors." Each guarantor will guarantee the Exchange Securities and each such guarantee will be:

  . a senior unsecured obligation of the guarantor; and

  . equal in right of payment to any other existing and future senior unsecured debt of the guarantor.

   The aggregate principal amount of debt securities that Northrop Systems may issue under the Indenture is not limited. Northrop Systems may issue debt securities, including the Exchange Securities, under the Indenture from time to time in one or more series. The Indenture does not limit Northrop Systems' ability to incur indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity. However, the Indenture restricts the ability of Northrop Systems and its Restricted Subsidiaries to enter into certain transactions. See "--Certain Covenants." The Indenture does not contain any provisions which would require Northrop Systems to repurchase or redeem or otherwise modify the terms of any of the Securities upon a change of control.

Principal, Maturity and Interest

   Northrop Systems will issue the Exchange Notes and Exchange Debentures as separate series, in denominations of $1,000 and any integral multiple of $1,000. The 7 1/8% Exchange Notes will mature on February 15, 2011, and the 7 3/4% Exchange Debentures will mature on February 15, 2031.

   The 7 1/8% Exchange Notes and the 7 3/4% Exchange Debentures are being offered in the principal amounts of $750,000,000, and $750,000,000, respectively.

   Interest on the Exchange Securities will be payable semiannually in arrears on February 15 and August 15 commencing on August 15, 2001. Northrop Systems will make each interest payment to the holders of record of the Exchange Securities on the immediately preceding February 1 and August 1.

   Interest on the Exchange Securities will accrue from February 27, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Holders of Outstanding Securities accepted for exchange will be deemed to have waived the right to receive any payments in respect of interest on the Outstanding Securities accrued from February 27, 2001 to the date of issuance of the Exchange Securities and will receive interest for that period pursuant to the Exchange Securities.

Additional Securities

   Northrop Systems may, without the consent of the holders of the Securities, create and issue additional securities ranking equally with the Securities in all respects, including having the same CUSIP number, so that such additional securities, as applicable, shall be consolidated and form a single series of securities with the Securities offered hereby and shall have the same terms as to status, redemption or otherwise as the securities of that series. No additional securities may be issued if an Event of Default has occurred and is continuing with respect to the Securities.

Guarantees

   Northrop Grumman and Litton fully and unconditionally guaranteed, jointly and severally, all of the obligations of Northrop Systems under the Outstanding Securities and will guarantee, in the same manner, all of the obligations of Northrop Systems under the Exchange Securities, including the punctual payment of the principal of, any premium and interest (including additional interest) on the Exchange Securities. In addition, if a direct or indirect significant subsidiary, as that term is defined for purposes of Regulation S-X as adopted by the SEC, of Northrop Grumman enters into a guarantee of the New Credit Facilities (or any replacement facility), then such subsidiary shall execute a guarantee of the Exchange Securities substantially similar to the guarantee of Northrop Grumman provided that such guarantee is not otherwise prohibited by the terms of the Indenture. The obligation of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

   Without the consent of the holders of the Securities, a guarantor may not consolidate with or merge into another entity, or convey, transfer or lease its properties and assets substantially as an entirety to any entity unless:

  . any successor entity is a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof;

  . the successor entity assumes the guarantor's obligations under the guarantee;

  . after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

  . the guarantor delivers to the indenture trustee certificates and opinions to the effect that the transaction complies with the Indenture.

   Upon any such consolidation or merger or conveyance, transfer or lease of the properties and assets of a guarantor substantially as an entirety, the successor entity will succeed to, and be substituted for, such guarantor and the guarantee, and the guarantor, except in the case of a lease, will be relieved of all obligations and covenants under the guarantee.

   Under the federal bankruptcy law and comparable provisions of state fraudulent transfers laws, each of the guarantees could be voided or claims in respect of a guarantee could be subordinated to all other debts of the guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  . received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee and was insolvent or rendered insolvent by reason of such incurrence;

  . was engaged in a business or transaction for which such guarantor's remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

   In addition, any payment by a guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

   The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

  . if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  .  it could not pay its debts as they become due.

Optional Redemption

   Northrop Systems may redeem all or part of the Securities at any time at its option at a redemption price equal to the greater of (1) the principal amount of the Securities being redeemed plus accrued and unpaid interest to the redemption date or (2) the Make-Whole Amount for the Securities being redeemed.

   As used in this prospectus:

   "Make Whole Amount" means the sum, as determined by a Quotation Agent, of the present values of the principal amount of the Securities to be redeemed, together with scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the Securities being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

   "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities of the series being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, plus .25% for the Exchange Notes due 2011 and .30% for the Exchange Debentures due 2031.

   "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the Securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

   "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the indenture trustee, Reference Treasury Dealer Quotations for such redemption date.

   "Quotation Agent" means the Reference Treasury Dealer selected by the indenture trustee after consultation with Northrop Systems.

   "Reference Treasury Dealer" means any of Chase Securities, Inc. and Credit Suisse First Boston Corporation, and their respective successors and assigns, and one other nationally recognized investment banking firm selected by Northrop Systems that is a primary U.S. Government securities dealer.

   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the indenture trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Selection and Notice of Redemption

   If Northrop Systems is redeeming less than all the Securities in a series at any time, the indenture trustee will select Securities to be redeemed using a method it considers fair and appropriate.

   Northrop Systems will redeem Securities in increments of $1,000. Northrop Systems will cause notices of redemption to be mailed by first class mail at least 30 but not more than 60 days before the redemption date of each holder of Securities to be redeemed at its registered address. However, Northrop Systems will not know the exact redemption price until three business days before the redemption date. Therefore, the notice of redemption will only describe how the redemption price will be calculated.

   If any Security is to be redeemed in part only, the notice of redemption that relates to that Security will state the portion of the principal amount thereof to be redeemed. We will issue a Security in principal amount equal to the unredeemed portion of the original Security in the name of the holder thereof upon cancellation of the original Security. Securities called for redemption will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Securities or portions of them called for redemption.

Consolidation, Merger and Sale of Assets

   Northrop Systems, without the consent of the holders of any of the Securities under the Indenture, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, and may permit any entity to merge into, or convey, transfer or lease substantially all of its properties and assets to Northrop Systems, on the condition that:

  . any successor entity must be a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof;

  . the successor entity must assume Northrop Systems' obligations on the Securities and under the Indenture;

  . after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

  . Northrop Systems delivers to the indenture trustee certificates and opinions to the effect that the transaction complies with the Indenture.

   Upon any such consolidation or merger into any other entity or any conveyance, transfer or lease of the properties and assets of Northrop Systems substantially as an entirety, the successor entity will succeed to, and be substituted for, Northrop Systems under the Indenture, and Northrop Systems, except in the case of a lease, will be relieved of all obligations and covenants under the Indenture and the Securities.

Certain Covenants

   Limitations on Liens. Northrop Systems will not create, incur, assume or guarantee, and will not permit any Restricted Subsidiary to create, incur, assume or guarantee, any debt secured by a mortgage, security interest, pledge, charge or similar encumbrance upon a Principal Property of Northrop Systems or any Restricted Subsidiary or upon any shares of stock or debt of any Restricted Subsidiary without also securing the

Securities and other outstanding debt securities issued pursuant to the Indenture equally and ratably with the new debt. The foregoing restriction, however, does not apply to:

  . encumbrances on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a Restricted Subsidiary;

  . encumbrances on property existing at the time Northrop Systems or a Restricted Subsidiary acquired the property or encumbrances to secure all or part of the purchase price of the acquired property;

  . encumbrances to secure any debt incurred prior to, at the time of, or within 180 days after, the acquisition, completion of construction (including improvements on existing property) or commencement of full operation of the property to finance all or part of the purchase price of the property, or construction of improvements on the property;

  . encumbrances to secure debt of a Restricted Subsidiary owed to Northrop Systems or another Restricted Subsidiary;

  .  encumbrances existing on October 15, 1994;

  . encumbrances on property of a corporation existing at the time that corporation is merged into or consolidated with Northrop Systems or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of properties of a corporation as an entirety or substantially as an entirety to Northrop Systems or a Restricted Subsidiary;

  . encumbrances on property of Northrop Systems or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision thereof, to secure any payments pursuant to any contract or statute or to secure any debt incurred or guaranteed for the purpose of financing all or part of the purchase price or the cost of construction of the property subject to such encumbrances (such as encumbrances incurred in connection with pollution control bonds, industrial revenue bonds or similar financings); or

  . extensions, renewals or replacements of any encumbrances referred to in the foregoing bullet points.

Notwithstanding the restrictions outlined in the preceding paragraph, Northrop Systems or any Restricted Subsidiary may create, incur, assume or guarantee any debt secured by an encumbrance without equally and ratably securing the Securities and the other outstanding debt securities issued pursuant to the Indenture if, after giving effect to the new debt, the aggregate amount of all debt (other than the Securities and the other outstanding debt securities issued under the Indenture) secured by encumbrances (not including encumbrances permitted under the bullet points above) does not exceed the greater of $300,000,000 or 10% of Consolidated Net Tangible Assets.

   Sale and Leaseback Arrangements. Northrop Systems will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with a person that provides for the leasing to Northrop Systems or any Restricted Subsidiary of certain property (other than any such transaction involving a lease for a term of not more than three years or an intercompany transaction) which has been or will be sold or transferred by Northrop Systems or the Restricted Subsidiary to such person, unless either:

  . Northrop Systems or the Restricted Subsidiary would be entitled to create, incur, assume or guarantee debt secured by an encumbrance on the Principal Property at least equal in amount to the Attributable Debt with respect to such arrangement, without equally and ratably securing the Securities and the other outstanding debt securities issued under the Indenture if the Attributable Debt is deemed to be debt subject to the provisions of the second paragraph under "--Certain Covenants-- Limitations on Liens" above; or

  . Northrop Systems applies an amount equal to the greater of the net proceeds of the sale or the Attributable Debt with respect to the arrangement to the retirement of debt of Northrop Systems or any

   Restricted Subsidiary that matures at or is extinguishable or renewable at the option of the obligor to a date more than twelve months after the creation of the debt.

   Funded Debt of Restricted Subsidiaries. No Restricted Subsidiary may issue, assume or guarantee any Funded Debt unless the aggregate amount of all Funded Debt of all Restricted Subsidiaries (excluding Funded Debt permitted by the clauses below) does not exceed 10% of Consolidated Net Tangible Assets. This limitation will not apply to:

  .  any Funded Debt owed to Northrop Systems or a Restricted Subsidiary;

  . Funded Debt existing on October 15, 1994, and extensions, renewals or replacements thereof;

  . Funded Debt secured by an encumbrance permitted as described in the bullet points listed under "-- Certain Covenants--Limitations on Liens" above;

  . any guarantee by a Restricted Subsidiary of Funded Debt of Northrop Systems incurred in connection with the acquisition of the Restricted Subsidiary; and

  . Funded Debt of a corporation outstanding at the time the corporation first becomes a Restricted Subsidiary.

Events of Default

   Each of the following events constitute an "Event of Default" under the Indenture with respect to each series of Securities:

  . Northrop Systems fails to pay the principal of or any premium on any Security of that series when due, whether at maturity or otherwise;

  . Northrop Systems fails to pay any interest on any Security of that series when due, and the failure continues for 30 days;

  . Northrop Systems fails to perform any other of its covenants or agreements in the Indenture or in the Security of that series (other than a covenant or agreement included in the Indenture solely for the benefit of a series other than that series), and the failure continues for 90 days after written notice has been given by the indenture trustee, or by the holders of at least 10% in principal amount of the outstanding Securities of that series, as provided in the Indenture;

  .  certain events in bankruptcy, insolvency or reorganization; and

  . except as permitted by the Indenture or the guarantee, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any entity or person acting on behalf of any guarantor, shall deny or disaffirm its obligations under such guarantor's guarantee.

   If an Event of Default (other than an Event of Default described in the fourth bullet point above) with respect to the Securities of any series at the time outstanding occurs and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding Securities of that series may declare the principal amount of the Securities of that series due and payable immediately. If an Event of Default described in the fourth bullet point above occurs, the principal amount of all the Securities will automatically, and without any action by the indenture trustee or any holder, become immediately due and payable. At any time after the holders of the Securities of a series declare that the Securities of that series are due and immediately payable, a majority in principal amount of the outstanding holders of Securities of that series may, under certain circumstances, rescind and cancel the declaration and its consequences:

  . before the indenture trustee has obtained a judgment or decree for money; and

  . if all Events of Default, other than the non-payment of accelerated principal or other specified amounts, have been waived or cured as provided in the Indenture.

   For information as to waiver of defaults, see "--Modification and Waiver."

   Subject to the provisions of the Indenture relating to the duties of the indenture trustee in case an Event of Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the indenture trustee indemnity satisfactory to it. Subject to the provisions for the indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of the outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Securities of that series.

   No holder of a Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

  . the holder has previously given to the indenture trustee written notice of a continuing Event of Default with respect to the Securities of that series;

  . the holders of at least 25% in aggregate principal amount of the outstanding Securities of that series have requested in writing that the indenture trustee institute a proceeding, and the holder or holders have offered indemnity satisfactory to it to the indenture trustee to institute the proceeding; and

  . the indenture trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Securities of that series a direction inconsistent with the request, within 60 days after such notice, request and offer.

   These limitations do not apply to a suit instituted by a holder of a Security for the enforcement of payment of the principal of or any premium or interest on a Security on or after the applicable due date specified in the Security.

   Northrop Systems is required to furnish to the indenture trustee annually a written statement by certain of its officers as to whether or not Northrop Systems is, to the knowledge of the officers, in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all the known defaults.

Modification and Waiver

   Northrop Systems and the indenture trustee may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of each series of the outstanding Securities issued under the Indenture and affected by such modification or amendment.

   Without the consent of the holders of the Securities, Northrop Systems and the indenture trustee may modify or amend the Indenture for any of the following purposes:

  . to evidence the succession of another person as obligor under the Indenture;

  . to add to covenants of Northrop Systems or to surrender any right or power conferred on Northrop Systems under the Indenture;

  .   to add Events of Default;

  .   to secure the debt securities issued under the Indenture;

  . to evidence or provide for the acceptance or appointment by a successor indenture trustee or facilitate the administration of the trusts under the Indenture by more than one indenture trustee;

  . to cure any ambiguity, defect or inconsistency in the Indenture (so long as the cure or modification does not adversely affect the interest of the holders of the Securities in any material respect);

  . to facilitate the issuance of debt securities under the Indenture in bearer or uncertificated form;

  . to establish the terms of new series of debt securities or to modify provisions applicable to a series of debt securities not then outstanding; or

  .   to add provisions with respect to conversion.

   The consent of each holder of an outstanding Security affected thereby is required if an amendment or modification would:

  . change the stated maturity of the principal of, or any installment of principal of or interest on, any Security;

  . reduce the principal amount of, or any premium or interest on, any Security;

  . reduce the amount of principal of any Security payable upon acceleration of the maturity thereof;

  . change the place or currency of payment of principal of, or any premium or interest on, any Security;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

  . reduce the percentage in principal amount of outstanding Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture;

  . modify the obligations of a guarantor under its guarantee in a manner adverse to the interests of the holders of the Securities;

  . reduce the percentage in principal amount of outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  .   modify such provisions with respect to modification and waiver.

   The holders of a majority in principal amount of the outstanding Securities of any series may waive compliance by Northrop Systems with certain restrictive provisions of the Indenture and, if applicable, the Securities. The holders of a majority in principal amount of the outstanding Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture and, if applicable, such Securities which may not be amended without the consent of the holder of each outstanding Security of such series affected.

Outstanding Securities

   The Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture and, if applicable, the Securities, as of any date, Securities for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased, will not be deemed to be outstanding. In addition, Securities owned by Northrop Systems or any of its affiliates will not be deemed to be outstanding.

Defeasance and Covenant Defeasance

   Upon deposit with the indenture trustee (or other qualifying trustee), in trust for such purpose, money or U.S. Government obligations, or both, which will provide money in an amount sufficient to pay the principal of and interest on the Securities, Northrop Systems may elect either:

  . to defease and be discharged from any and all its obligations with respect to the Securities and the Indenture and have the obligations of each guarantor discharged with respect to its guarantee, except for the rights of holders of Securities to receive payments on the Securities solely from the trust fund established pursuant to the Indenture and the obligations to exchange or register the transfer of the

   Securities, to replace temporary or mutilated, destroyed, lost or stolen Securities, to maintain an office or agency with respect to the Securities and to hold moneys for payment in trust ("defeasance"); or

  . to be released from its obligations with respect to the Securities concerning restrictive covenants which are subject to covenant defeasance, and the occurrence of certain Events of Default with respect to such restrictive covenants shall no longer be an Event of Default with respect to Northrop Systems or any guarantor ("covenant defeasance").

   As a condition to defeasance or covenant defeasance, Northrop Systems must deliver to the indenture trustee an opinion of counsel (as specified in the Indenture) stating that holders of the Securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if Northrop Systems did not elect the defeasance or covenant defeasance. Northrop Systems may exercise its defeasance option with respect to the Securities notwithstanding its prior exercise of its covenant defeasance option. If Northrop Systems exercises its defeasance option, payment of the Securities may not be accelerated by reference to the covenants noted under the second bullet point above. If Northrop Systems does not comply with its remaining obligations after exercising its covenant defeasance option and the Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government obligations on deposit in the defeasance trust may be insufficient to pay amounts due on the Securities at the time of the acceleration. However, Northrop Systems and the guarantors will remain liable for such payments.

Certain Definitions

   "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean, at the time of determination, the lesser of (a) he fair value of the property (as determined by the Board of Directors of Northrop Systems) or (b) he present value (discounted at the rate implicit in the terms of the relevant lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended).

   "Consolidated Net Tangible Assets" means, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) minus (a) all current liabilities except for (i) notes and loans payable, (ii) current maturities of long-term debt, (iii) current maturities of obligations under capital leases and (iv) deferred income taxes, and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of Northrop Systems and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

   "Funded Debt" means any debt or guarantee of debt, whether or not secured, maturing more than one year from the date of its creation. Funded Debt includes any debt or guarantee of debt renewable or extendable at the option of the obligor to a date more than one year from the date of original issuance of the debt or guarantee, but does not include any portion of such debt or guarantee which is included in current liabilities.

   "Principal Property" means any manufacturing plant or manufacturing facility which is (i) owned by Northrop Systems or any Restricted Subsidiary and (ii) located within the continental United States of America, except any plant which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by Northrop Systems and the Restricted Subsidiaries taken as a whole.

   "Restricted Subsidiary" means any subsidiary of Northrop Systems except any subsidiary substantially all the assets of which are located, or substantially all of the business of which is carried on, outside of the United States of America, or any subsidiary substantially all of the assets of which consists of stock or other securities of such a subsidiary.

Book-Entry Issuance; Depository Procedures

   Northrop Systems will issue the Exchange Securities as "global securities."

   The Depository Trust Company ("DTC") will act as the depositary for the global securities. Northrop Systems will issue global securities as fully registered securities registered in the name of DTC's nominee, Cede & Co. Northrop Systems will issue one or more fully registered global securities for Exchange Securities and will deposit the global securities with DTC.

   The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Northrop Systems takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

   DTC has advised Northrop Systems that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

   DTC has also advised Northrop Systems that, pursuant to procedures established by it:

  (1) upon deposit of the global securities, DTC will credit the accounts of Participants with portions of the principal amount of the global securities; and

  (2) ownership of these interests in the global securities will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global securities).

   Investors in the global securities who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the global securities who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. Euroclear System ("Euroclear") and Clearstream Bank, S.A. ("Clearstream") are indirect participants in DTC. Investors that are originally required to hold Outstanding Securities consisting of Regulation S Global Securities for a restricted period only through Euroclear or Clearstream may now also hold interests in the Global Securities through Participants in the DTC system other than Euroclear and Clearstream. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global security to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

   Except as described below, owners of interest in the global securities will not have Exchange Securities registered in their names, will not receive physical delivery of Exchange Securities in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

   Payments in respect of the principal of, and interest and premium and additional interest, if any, on a global security registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, Northrop Systems and the indenture trustee will treat the Persons in whose names the Securities, including the global securities, are registered as the owners of the Securities for the purpose of receiving payments and for all other purposes. Consequently, neither Northrop Systems, the indenture trustee nor any agent of Northrop Systems or the indenture trustee has or will have any responsibility or liability for:

  (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the global securities or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global securities; or

  (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

   DTC has advised Northrop Systems that its current practice, upon receipt of any payment in respect of securities such as the Securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the indenture trustee or Northrop Systems. Northrop Systems understands that under existing industry practice, if Northrop Systems requests any action of Holders of Securities or a Holder that is an owner of a beneficial interest in a global security desires to take any action, that DTC, as the Holder of the global security, is entitled to take, then DTC would authorize the Participants to take the action and the Participants would authorize Holders owning through Participants to take the action or would otherwise act upon the instruction of the Holders. Neither Northrop Systems nor the indenture trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Securities, and Northrop Systems and the indenture trustee may conclusively rely on and will be fully protected in relying on instructions from DTC or its nominee for all purposes.

   Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

   Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Northrop Grumman nor the indenture trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to Northrop Systems or the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered.

   Northrop Systems may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the securities will be printed and delivered.

Certificated Securities

   Subject to certain conditions, the Securities represented by the Global Securities are exchangeable for certificated Securities of the same series in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

  . DTC notifies Northrop Systems that it is unwilling or unable to continue as depositary for the global securities or the depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, Northrop Systems is unable to locate a qualified successor within 90 days;

  . Northrop Systems in its discretion at any time determines not to have all or any of the Securities represented by a global security; or

  . a default entitling the holders of the Securities to accelerate the maturity thereof has occurred and is continuing.

   Any Security that is exchangeable as above is exchangeable for certificated Securities of the same series as issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, the Global Securities are not exchangeable, except for Global Securities of the same aggregate denomination to be registered in the name of the depositary or its nominee.

Same Day Settlement and Payment

   Northrop Systems will make payments in respect of the Securities represented by the Global Securities (including principal, premium, if any, interest, additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Security holder. Northrop Systems will make all payments of principal, interest and premium and additional interest, if any, with respect to certificated Securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated Securities or, if no such account is specified, by mailing a check to each such holder's registered address. The Securities represented by the Global Securities are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Securities will, therefore, be required by DTC to be settled in immediately available funds. Northrop Systems expects that secondary trading in any certificated Securities will also be settled in immediately available funds.

Governing Law

   The Indenture, the Exchange Securities and the guarantees will be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws.

Information Regarding the Indenture Trustee

   The Chase Manhattan Bank is the indenture trustee under the Indenture. The indenture trustee or its affiliates perform certain commercial banking services for Northrop Systems in the ordinary course of business. The indenture trustee is also a co-agent and lender with respect to Northrop Systems' existing credit facilities. The indenture trustee may be deemed to have a conflicting interest and may be required to resign as indenture trustee if at the time of a default under the Indenture it is a creditor of Northrop Systems. Notices to the indenture trustee should be directed to Institutional Trust Services, 450 West 33rd Street, 15th Floor, New York, NY 10001.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

   The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of the Securities as of the date hereof. Except where noted, it deals only with Securities held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding Securities as a part of a hedging or conversion transaction or a straddle or persons whose functional currency is not the United States dollar. In addition, this discussion does not address the tax consequences to persons who purchase Securities other than pursuant to their initial issuance and distribution. Furthermore, the discussion below is based upon the provisions of the Code, final and proposed Treasury regulations under the Code, and administrative rulings and judicial decisions as of the date of this prospectus. Such authorities may be repealed, revoked or modified at any time, with either forward-looking or retroactive effect, which could result in United States federal income tax consequences being different from those discussed below.

PROSPECTIVE PURCHASERS OF SECURITIES ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

   As used in this prospectus, a "United States Holder" means a beneficial owner of a Security that is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which is subject to United States federal income taxation regardless of its source, or a trust, the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions. As used herein, the term "Non-United States Holder" means a beneficial owner of a Security that is not a United States Holder.

United States Holders

 Payments of Interest

   Stated interest on a Security will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

 Exchange Offer

   The exchange of an Outstanding Security for an Exchange Security pursuant to the exchange offer will not constitute a "significant modification" of the Outstanding Security for the United States federal income tax purposes and, accordingly, the Exchange Security received will be treated as a continuation of the Outstanding Security in the hands of a holder. As a result, (i) a United States Holder will not recognize taxable gain or loss as a result of exchanging Outstanding Securities for Exchange Securities pursuant to the Registered Exchange Offer, (ii) the holding period of the Exchange Securities will include the holding period of the Outstanding Securities exchanged therefor; and (iii) the adjusted tax basis of the Exchange Securities will be the same as the adjusted tax basis of the Outstanding Securities exchanged therefor immediately before such exchange.

 Sale, Exchange and Redemption of the Securities

   Upon the sale, exchange or redemption of a Security, a United States Holder will recognize gain or loss equal to the difference between (1) the amount realized upon the sale, exchange or redemption, other than amounts attributable to accrued but unpaid interest, and (2) such holder's adjusted tax basis in the Security. Any amount attributable to accrued but unpaid interest on the Note will be treated in the same manner as payments of interest made to such holder, as described above. A United States Holder's adjusted tax basis will be, in general, its initial purchase price for the Security, net of accrued interest. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption, the Security has been held for more than one year. Under current law, the deductibility of capital losses is subject to limitations. The net capital gains of individuals are taxed at lower rates than ordinary income.

Non-United States Holders

   The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of Securities by a Non-United States Holder. This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. The tax treatment of the holders of each series of Securities may vary depending upon their particular situations. Certain holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of Securities, as well any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

 Payments of Interest

   Subject to the discussion below concerning backup withholding, no withholding of United States federal income tax will be required with respect to the payment by Northrop Systems or any paying agent of principal or interest on a Security held by a Non-United States Holder, provided that the beneficial owner (1) does not actually or constructively own 10% or more of the total combined voting power of all classes of Northrop Systems' stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder; (2) is not a controlled foreign corporation related, directly or indirectly, to Northrop Systems through stock ownership; (3) is not a bank whose receipt of interest on a Security is described in Section 881(c)(3)(A) of the Code; and (4) satisfies the statement requirement, described generally below, set forth in Section 871(h) and Section 881(c) of the Code and the regulations thereunder.

   To satisfy the requirement referred to in clause (4) above, the beneficial owner of a Security, or a financial institution holding the Security on behalf of such owner, must provide, in accordance with specified procedures, Northrop Systems or Northrop Systems' paying agent with a statement to the effect that the beneficial owner is not a U.S. person. These requirements will be met if
(1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, which certification may be made on an IRS Form W-8BEN; or (2) a financial institution holding the Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

   In the event that any of the above requirements are not satisfied, Northrop Systems will nonetheless not withhold federal income tax on interest paid to a Non-United States Holder if it receives IRS Form W-8ECI from that Non-United States Holder, establishing that such income is effectively connected with the conduct of a trade or business in the United States, unless Northrop Systems has knowledge to the contrary. Interest paid to a Non-United States Holder that is effectively connected with the conduct by the holder of a trade or business in the United States is generally taxed at graduated rates that are applicable to U.S. persons. In the case of a Non-United States Holder that is a corporation, such effectively connected income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-United States Holder is a qualified resident of the treaty country.

 Sale, Exchange and Redemption of the Securities

   A Non-United States Holder will generally not be subject to United States federal income tax with respect to gain recognized on a sale, exchange or redemption of a Security unless (1) the gain is effectively connected with a trade or business of the Non-United States Holder in the United States; (2) in the case of a Non-United States Holder who is an individual and holds the Security as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; (3) Northrop Systems is or has been a "United States real property holding corporation" for United States federal income tax purposes; or (4) the Non-United States Holder is subject to tax pursuant to certain provisions of the Code applicable to United States expatriates. However, any amount attributable to accrued but unpaid interest on the Security will be treated in the same manner as payments of interest made to such Non-United States Holder, as described above.

   Gain derived by a Non-United States Holder from the sale or other disposition of a Security that is effectively connected with the conduct by the holder of a trade or business in the United States is generally taxed at the graduated rates that are applicable to United States persons. In the case of a Non-United States Holder that is a corporation, such effectively connected income may also be subject to the United States branch profits tax. If any individual Non-United States Holder falls under clause (2) of the preceding paragraph, such holder will be subject to a flat 30% tax on the gain derived from the sale or other disposition, which may be offset by certain United States source capital losses recognized within the same taxable year as such sale or other disposition.

 United States Federal Estate Tax Consequences

   Securities held by an individual Non-Unites States Holder at the time of death will be included in the holder's gross estate for United States federal estate tax purposes, and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

   Payments of interest on, or the proceeds from the sale, retirement or other disposition of Securities are subject to information reporting unless the United States Holder establishes an exemption.

   Payments of the interest on, or the proceeds from the sale, retirement, or other disposition of the Securities may be subject to "backup withholding" tax of 31% if the United States Holder, among other things, (1) fails to furnish his or her social security number or other taxpayer identification number, or TIN, to the payor responsible for backup withholding (for example, the United States Holder's securities broker) on Form W-9 or a substantially similar form signed under penalty of perjury, (2) furnishes such payor an incorrect TIN, (3) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the United States Holder is not subject to backup withholding, or (4) fails to properly report interest and dividends on his tax return. Backup withholding does not apply to certain payments made to exempt recipients, such as corporations.

   Non-United States Holders will not be subject to information reporting or backup withholding on payments made by Northrop Systems or its paying agent if a statement described in clause (4) under "--Non-United States Holders--Payment of Interest" has been received and the payor has no actual knowledge that the beneficial owner is a United States person.

   In addition, backup withholding and information reporting will not apply to payments or principal, premium, if any, or interest on the Securities paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of a Non-United States Holder, or if a foreign office of a broker pays the proceeds of the sale of Securities to a Non-United States Holder. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a U.S. trade or business, or a foreign partnership with certain connections to the United States, such payments will be subject to information reporting unless (i) such custodian, nominee, agent or broker has documentary evidence that the beneficial owner is not a United States person and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption.

   Payments of principal, premium, if any, or interest on the Securities paid to a Non-United States Holder by a United States office of a custodian, nominee or agent, or payment of the proceeds of a sale of Securities by the United States office of a broker will be subject to backup withholding and information reporting unless (i) the Non-United States Holder provides the statement described above that the holder is not a United States person and the payor does not have actual knowledge to the contrary, or (ii) the beneficial owner otherwise establishes an exemption.

   Any amounts withheld under the backup withholding rules will be allowed as a credit or a refund against such holder's United States federal income tax liability, if certain required information is provided to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

   This Exchange Offer is made to existing holders of the Outstanding Securities. Each broker-dealer that receives Exchange Securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Outstanding Securities where such Outstanding Securities were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-
dealer for use in connection with any such resale. In addition, until      ,
2001, all dealers effecting transactions in Exchange Securities may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning the Securities Act.

   For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Outstanding Securities and Exchange Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of Outstanding Securities and Exchange Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the Exchange Securities will be passed upon for Northrop Systems by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California.

                                    EXPERTS

   The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from Northrop Systems' Annual Report on Form 10-K/A for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   With respect to the unaudited interim financial information of Northrop Grumman for the period ended March 31, 2001 and Northrop Systems for the period ended March 31, 2000 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in Northrop Grumman's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

   The consolidated financial statements incorporated in this prospectus by reference from Litton's Annual Report on Form 10-K for the year ended July 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 EXCHANGE AGENT

                 The exchange agent for the exchange offer is:

                            THE CHASE MANHATTAN BANK

                                    By Mail:

                                 P.O. Box 2320
                             Dallas, TX 75221-2320
                                  Attn: Events

                     By Hand Delivery or Overnight Courier:

                          2001 Bryan Street, 9th Floor
                                Dallas, TX 75201
                                  Attn: Events

                           By Facsimile Transmission:

                                 (214) 468-6494

                 For Information or Confirmation by Telephone:

                                 (800) 275-2048

                           [LOGO OF NORTHROP GRUMMAN]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Northrop Systems. Section 145 of the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

   A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

   As permitted by Section 145 of the DGCL, Article EIGHTEENTH of Northrop Systems' restated certificate of incorporation, as amended, provides:

   "A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation as provided in Article Seventeen hereof shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

   Northrop Grumman. Article EIGHTEENTH of Northrop Grumman's restated certificate of incorporation, as amended, is identical to Article EIGHTEENTH of Northrop Systems' restated certificate of incorporation, as amended.

   Northrop Systems and Northrop Grumman maintain insurance which insures directors and officers for acts committed in such capacities.

   Litton. Litton's restated certificate of incorporation, as amended, provides that Litton may indemnify its agents to the maximum extent permitted under Delaware law, and Litton maintains insurance covering certain liabilities of the directors and officers of Litton and its subsidiaries.

ITEM 21. EXHIBITS

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  4.1    Indenture dated as of October 15, 1994 (incorporated by reference to
          Form 8-K filed by Northrop Systems on October 25, 1994)

  4.2 Form of Officer's Certificate (with forms of guarantees and forms of Securities attached) establishing the terms of Northrop Systems' 7
          1/8% Exchange Notes due 2011 and 7 3/4% Exchange Debentures due 2031
          (incorporated by reference to Form 8-K filed by Northrop Grumman on April 17, 2001)

  4.3    Form of Northrop Systems' 7 1/8% Exchange Notes Due 2011

  4.4    Form of Northrop Systems' 7 3/4% Exchange Debentures Due 2031

  4.5    Registration Rights Agreement, dated February 27, 2001, among Northrop
          Systems and the initial purchasers named therein

  5.1    Opinion of Sheppard, Mullin, Richter & Hampton, LLP

 12.1    Statement regarding computation of earnings to fixed charges ratio

 15.1 Letter from independent accountants regarding unaudited interim financial information

 23.1    Consent of Deloitte & Touche LLP with respect to Northrop Systems

 23.2    Consent of Deloitte & Touche LLP with respect to Litton

 24.1    Power of Attorney

 24.2    Power of Attorney

 25.1    Form T-1 Statement of Eligibility and Qualification of the Chase
          Manhattan Bank, as trustee

 99.1    Form of Letter of Transmittal

 99.2    Form of Notice of Guaranteed Delivery

 99.3    Form of Tender Instructions

ITEM 22. UNDERTAKINGS.

   (a) The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 23, 2001.

                                      NORTHROP GRUMMAN SYSTEMS CORPORATION,
                                      formerly Northrop Grumman Corporation

                                                   /s/ John H. Mullan
                                      By: _____________________________________
                                          Name: John H. Mullan
                                          Title:  Corporate Vice President,
                                                  Secretary and Associate
                                                  General Counsel

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of W. Burks Terry and John H. Mullan with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                 Date
             ---------                           -----                 ----

                 *                   Chairman of the Board,        May 23, 2001
____________________________________  President and Chief
             Kent Kresa               Executive Officer and
                                      Director (Principal
                                      Executive Officer)

                 *                   Corporate Vice President and  May 23, 2001
____________________________________  Chief Financial Officer
       Richard B. Waugh, Jr.          (Principal Financial
                                      Officer)

                 *                   Corporate Vice President and  May 23, 2001
____________________________________  Controller (Principal
          Robert B. Spiker            Accounting Officer)

                 *                   Director                      May 23, 2001
____________________________________
          Lewis W. Coleman

                 *                   Director                      May 23, 2001
____________________________________
         John T. Chain, Jr.


              Signature                        Title               Date
              ---------                        -----               ----

                  *                   Director                 May 23, 2001
 ____________________________________
              Vic Fazio

                  *                   Director                 May 23, 2001
 ____________________________________
            Phillip Frost

                  *                   Director                 May 23, 2001
 ____________________________________
          Charles R. Larson

                  *                   Director                 May 23, 2001
 ____________________________________
            Robert A. Lutz

                  *                   Director                 May 23, 2001
 ____________________________________
           Aulana L. Peters

                  *                   Director                 May 23, 2001
 ____________________________________
            John E. Robson

                                      Director
 ____________________________________
        John Brooks Slaughter

                  *                   Director and Corporate   May 23, 2001
 ____________________________________  Vice President
           Ronald D. Sugar

     /s/ John H. Mullan
*By:___________________________
          John H. Mullan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 23, 2001.

                                          NORTHROP GRUMMAN CORPORATION,
                                          formerly NNG, Inc.

                                                   /s/ John H. Mullan
                                          By: _________________________________
                                             Name: John H. Mullan
                                             Title: Corporation Vice
                                                  President, Secretary and
                                                  Associate General Counsel

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of W. Burks Terry and John H. Mullan with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                 Date
             ---------                           -----                 ----

                 *                   Chairman of the Board,        May 23, 2001
____________________________________  President and Chief
             Kent Kresa               Executive Officer and
                                      Director (Principal
                                      Executive Officer)

                 *                   Corporate Vice President and  May 23, 2001
____________________________________  Chief Financial Officer
       Richard B. Waugh, Jr.          (Principal Financial
                                      Officer)

                 *                   Corporate Vice President and  May 23, 2001
____________________________________  Controller (Principal
          Robert B. Spiker            Accounting Officer)

                 *                   Director                      May 23, 2001
____________________________________
          Lewis W. Coleman


             Signature                           Title                 Date
             ---------                           -----                 ----

                 *                   Director                      May 23, 2001
____________________________________
         John T. Chain, Jr.


                 *                   Director                      May 23, 2001
____________________________________
             Vic Fazio

                 *                   Director                      May 23, 2001
____________________________________
           Phillip Frost

                 *                   Director                      May 23, 2001
____________________________________
         Charles R. Larson

                 *                   Director                      May 23, 2001
____________________________________
           Robert A. Lutz


                 *                   Director                      May 23, 2001
____________________________________
          Aulana L. Peters

                 *                   Director                      May 23, 2001
____________________________________
           John E. Robson

                                     Director
____________________________________
       John Brooks Slaughter

                 *                   Director and Corporate Vice   May 23, 2001
____________________________________  President
          Ronald D. Sugar

       /s/ John H. Mullan
*By: ____________________________
          John H. Mullan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 23, 2001.

                                          LITTON INDUSTRIES, INC.

                                                     /s/ John H. Mullan
                                          By: _________________________________
                                             Name:John H. Mullan
                                             Title: Corporation Vice
                                                    President, Secretary and
                                                    Associate General Counsel

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of W. Burks Terry and John H. Mullan with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                 Date
             ---------                           -----                 ----

                 *                   Chief Executive Officer       May 23, 2001
____________________________________  (Principal Executive
          Ronald D. Sugar             Officer)

                 *                   Senior Vice President and     May 23, 2001
____________________________________  Chief Financial Officer
         D. Michael Steuert           (Principal Financial
                                      Officer)

                 *                   Vice President and            May 23, 2001
____________________________________  Controller (Principal
          Sandra J. Wright            Accounting Officer)

                 *                   Director                      May 23, 2001
____________________________________
           Alton J. Brann

                 *                   Director                      May 23, 2001
____________________________________
          Joseph T. Casey

             Signature                           Title                 Date
             ---------                           -----                 ----

                 *                   Director                      May 23, 2001
____________________________________
         J. Michael Hately

                 *                   Director                      May 23, 2001
____________________________________
           John M. Leonis

                 *                   Director                      May 23, 2001
____________________________________
           John H. Mullan

                 *                   Director                      May 23, 2001
____________________________________
          Albert F. Myers

                 *                   Director                      May 23, 2001
____________________________________
          Robert B. Spiker

                 *                   Director                      May 23, 2001
____________________________________
           W. Burks Terry

     /s/ John H. Mullan
*By: __________________________
        John H. Mullan
       Attorney-in-Fact

                                  EXHIBIT LIST

 Exhibit
   No.                                Description
 -------                              -----------
  4.3    Form of 7 1/8% Exchange Notes Due 2011

  4.4    Form of 7 3/4% Exchange Debentures Due 2031

  4.5    Registration Rights Agreement, dated February 27, 2001 among Northrop
          Systems and the initial purchasers named therein

  5.1    Opinion of Sheppard, Mullin, Richter & Hampton LLP

 12.1    Statement regarding computation of earnings to fixed charges ratio

 15.1 Letter from independent accountants regarding unaudited interim financial information

 23.1    Consent of Deloitte & Touche LLP with respect to Northrop Grumman

 23.2    Consent of Deloitte & Touche LLP with respect to Litton

 24.1    Power of Attorney

 24.2    Power of Attorney

 25.1    Form T-1 Statement of Eligibility and Qualification of The Chase
          Manhattan Bank, as trustee

 99.1    Form of Letter of Transmittal

 99.2    Form of Notice of Guaranteed Delivery

 99.3    Form of Tender Instructions